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                                                               EXHIBIT 99(b)(6)
                            SCHEDULE 1




FACILITY AGREEMENT
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FBG TREASURY (AUST.) LIMITED
FBG TREASURY (UK) PLC
FBG TREASURY (EUROPE) B.V.
FBG TREASURY (NZ) LIMITED
FBG TREASURY (USA) INC.
FOSTER'S BREWING GROUP LIMITED
COMMONWEALTH BANK OF AUSTRALIA







MULTI OPTION CREDIT FACILITY





ARTHUR ROBINSON & HEDDERWICKS
Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel  61  3 9614 1011
Fax  61  3 9614 4661

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TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                        2
         1.1      Definitions                                                  2
         1.2      Interpretation                                               8
         1.3      Trust Deed                                                   9
         1.4      Repayment and prepayment                                     9
         1.5      Principal                                                    9

2.       COMMITMENT                                                           10

3.       CANCELLATION AND REVIEW OF COMMITMENT                                10
         3.1      Cancellation during Availability Period                     10
         3.2      Cancellation at end of Availability Period                  10
         3.3      Periodic Review                                             10
         3.4      Extension of Repayment Date                                 11
         3.5      FBG authorised to agree variations on Borrowers' behalf     11

4.       SELECTION OF FUNDING PERIODS                                         11

5.       REPAYMENT                                                            11

6.       PREPAYMENT AND CASH COVER                                            11
         6.1      Voluntary prepayments                                       11
         6.2      Special prepayments                                         12
         6.3      Limitation on prepayments                                   12
         6.4      Interest, break and other costs                             12
         6.5      Cash cover                                                  12
         6.6      Repayment or cash cover                                     13
         6.7      Interest                                                    13
         6.8      Application                                                 13
         6.9      Repayment of cash cover                                     13
         6.10     Notification of amount                                      14

7.       STERLING CASH ADVANCE FACILITY                                       14
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         7.1      Advance of Segment                                          14
         7.2      Interest rate and notification                              14
         7.3      Basis of calculation of interest                            15
         7.4      Payment of interest                                         15
         7.5      Netting off                                                 15
         7.6      Additional domestic Sterling costs                          15

8.       A$ CASH ADVANCE FACILITY                                             15
         8.1      Advance of Segment                                          15
         8.2      Interest rate and notification                              16
         8.3      Basis of calculation of interest                            16
         8.4      Payment of interest                                         16
         8.5      Netting off                                                 16

9.       US$ CASH ADVANCE FACILITY                                            17
         9.1      Advance of Segment                                          17
         9.2      Interest rate and notification                              17
         9.3      Basis of calculation of interest                            17
         9.4      Payment of interest                                         18
         9.5      Netting off                                                 18

10.      EURO CASH ADVANCE FACILITY                                           18
         10.1     Advance of Segment                                          18
         10.2     Interest Rate and Notification                              19
         10.3     Basis of calculation of Interest                            19
         10.4     Payment of Interest                                         19
         10.5     Netting off                                                 19

11.      NZ$ CASH ADVANCE FACILITY                                            19
         11.1     Advance of Segment                                          19
         11.2     Interest rate and notification                              20
         11.3     Basis of calculation of interest                            20
         11.4     Payment of interest                                         20
         11.5     Netting off                                                 20
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12.      STERLING BILL FACILITY                                               21
         12.1     Commitment                                                  21
         12.2     Requirements of Bills                                       21
         12.3     Authority                                                   22
         12.4     Acceptance                                                  22
         12.5     Acceptance and Discount                                     23
         12.6     Indemnity                                                   24
         12.7     Cash cover                                                  24
         12.8     Netting off                                                 24

13.      A$ BILL FACILITY                                                     24
         13.1     Commitment                                                  24
         13.2     Requirements of Bills                                       25
         13.3     Authority                                                   26
         13.4     Acceptance                                                  26
         13.5     Acceptance and Discount                                     26
         13.6     Indemnity                                                   27
         13.7     Cash cover                                                  27
         13.8     Netting off                                                 27

14.      LC FACILITY                                                          28
         14.1     Issue                                                       28
         14.2     Form                                                        28
         14.3     Expiry Date                                                 28
         14.4     Amount                                                      28
         14.5     Currency Conversion                                         29
         14.6     Payment of Secured Financings                               29
         14.7     Indemnity                                                   29
         14.8     Reinstatement of obligations                                29
         14.9     Obligations unconditional                                   30

15.      OTHER CURRENCIES                                                     30

16.      TELEPHONE REQUESTS AND DRAWDOWN NOTICES                              31
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17.      PAYMENTS AND TAXATION                                                32
         17.1     Time and place                                              32
         17.2     No deduction                                                32
         17.3     Payment to be made on Business Day                          32
         17.4     Appropriation where insufficient moneys available           32
         17.5     Additional payments                                         32
         17.6     Survival of obligations                                     33
         17.7     Reimbursement                                               33

18.      CHANGES IN LAW                                                       33
         18.1     Increased costs                                             33
         18.2     Minimisation                                                34
         18.3     Survival of obligations                                     35

19.      ILLEGALITY                                                           35
         19.1     Illegality                                                  35
         19.2     Bank of England requirements                                35

20.      CONDITIONS PRECEDENT AND SUBSEQUENT                                  36
         20.1     Conditions precedent to drawdown                            36
         20.2     Conditions precedent to each Segment                        36

21.      REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT         37
         21.1     Representations and Warranties                              37
         21.2     Trust Deed Covenants                                        37
         21.3     Events of Default                                           37

22.      SET-OFF                                                              37

         22.1     Set-Off                                                     37
         22.2     Currency Exchange                                           38

23.      INDEMNITIES                                                          38

24.      CURRENCY INDEMNITY                                                   39
         24.1     General                                                     39
         24.2     Liquidation                                                 39
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25.      STAMP DUTIES                                                         39
         25.1     Borrower to pay                                             39
         25.2     FID etc included                                            40
         25.3     Indemnity                                                   40

26.      EXPENSES                                                             40

27.      WAIVERS, REMEDIES CUMULATIVE                                         40
         27.1     Waivers                                                     40
         27.2     Rights cumulative                                           40

28.      SEVERABILITY OF PROVISIONS                                           40

29.      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES                          41
         29.1     Survival of representations                                 41
         29.2     Continuing indemnities                                      41

30.      MORATORIUM LEGISLATION                                               41

31.      CONTROL ACCOUNTS                                                     41

32.      INTEREST ON OVERDUE AMOUNTS                                          41
         32.1     Default interest                                            41
         32.2     Rate                                                        42
         32.3     Basis of calculation                                        42
         32.4     Capitalisation                                              42
         32.5     Contingent Amounts                                          42
         32.6     Risk fee                                                    43

33.      FEES                                                                 43

34.      ASSIGNMENT                                                           43

         34.1     Assignments by Borrowers and Foster's Brewing Group         43
         34.2     Assignment by Lender                                        43
         34.3     Disclosure                                                  44
         34.4     Change of Lending Office                                    44

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         34.5     Increase in costs                                           44

35.      NOTICES                                                              45
         35.1     Notices                                                     45
         35.2     To Borrowers or Foster's Brewing Group                      45

36.      AUTHORISED OFFICERS                                                  46

37.      GOVERNING LAW AND JURISDICTION                                       47

38.      COUNTERPARTS                                                         47

39.      ACKNOWLEDGEMENT BY BORROWERS AND FOSTER'S BREWING GROUP              47

40.      UK LENDER REPRESENTATIONS                                            47
         40.1     Eligible bank warranty                                      47
         40.2     Section 349 warranty                                        47
         40.3     Ceasing to be a Qualifying Lender                           47

41.      ATTORNEYS                                                            48

SCHEDULE 1                                                                    49
         Lending Offices                                                      49

SCHEDULE 2                                                                    51
         Additional domestic Sterling costs                                   51

ANNEXURE A                                                                    53
         Sterling Drawdown Notice                                             53

ANNEXURE B                                                                    55
         A$ Drawdown Notice                                                   55

ANNEXURE C                                                                    57
         US$ Drawdown Notice                                                  57

ANNEXURE D                                                                    58

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         NZ$ Drawdown Notice                                                  58

ANNEXURE E                                                                    59
         LC Facility Drawdown Notice                                          59

ANNEXURE F                                                                    61
         Form of Letter of Credit                                             61

ANNEXURE G                                                                    64
         Euro Drawdown Notice                                                 64

ANNEXURE H                                                                    65
         Verification Certificate                                             65





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FACILITY AGREEMENT
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DATE
                10 May 1991
-------------
PARTIES
-------------

         1. FBG TREASURY (AUST.) LIMITED (A.C.N. 006 865 738) of 77 Southbank Boulevard, Southbank, Victoria (TREASURY AUST).

         2. FBG TREASURY (UK) PLC of Montrose House, Chertsey Boulevard, Hanworth Lane, Chertsey, Surrey KT16 9JX (TREASURY UK).

         3. FBG TREASURY (EUROPE) B.V. having its registered office in Amsterdam and its business office in Weesp at Amstellandlaan 84, The Netherlands (TREASURY EUROPE)

         4. FBG TREASURY (NZ) LIMITED of Level 1, Elder's House, 60 Khyber Pass Road, Grafton, Auckland, New Zealand (TREASURY NZ)

         5. FBG TREASURY (USA) INC., of Suite 274, 103 Foulk Road, Wilmington, Delaware USA 19803 (TREASURY USA)

         6. FOSTER'S BREWING GROUP LIMITED (A.C.N. 007 620 886) of 77 Southbank Boulevard, Southbank, Victoria (FOSTER'S BREWING GROUP).

         7. COMMONWEALTH BANK OF AUSTRALIA (A.C.N. 123 123 124) of 385 Bourke Street, Melbourne (the LENDER).

RECITALS
-------------

         A Each Borrower and Foster's Brewing Group has requested the Lender to provide the Borrowers with a facility under which financial accommodation of up to a maximum amount of A$125,000,000 or its equivalent in Sterling, US dollars, Euros, NZ dollars or Other Currencies may be made available to the Borrowers.

         B Each of the Borrowers and Foster's Brewing Group is party to a FBG Group Financing Trust Deed (the TRUST DEED) dated 21 February 1993 (as amended) which sets out certain of the terms and conditions which apply or will apply to any financial accommodation which may be made available to each Borrower under this Agreement.

NOW IT IS AGREED as follows.
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1.       DEFINITIONS AND INTERPRETATION
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1.1      DEFINITIONS

         When used in this Agreement the following terms shall have the following meanings unless the context otherwise requires.

         A$ or AUSTRALIAN DOLLARS means the lawful currency of Australia.

         A$ CASH ADVANCE FACILITY means the facility provided under Clause 8.

         A$ BILL FACILITY means the facility provided under Clause 13.

         AVAILABILITY PERIOD means the period commencing on the date of this Agreement and expiring on the Repayment Date or, if earlier, the date on which the Commitment is cancelled in its entirety.

         BANK BILL RATE in relation to a Funding Period for a Segment under the A$ Cash Advance Facility or the A$ Bill Facility means:

         (a) the bid rate displayed at or about 10.30 am (Sydney time) on the first day of that Funding Period on the Reuters screen BBSY page for a term equivalent to the Funding Period; or

         (b)      if:

                  (i) for any reason there are no rates displayed for a period equivalent to that Funding Period; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the Lender those rates cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then the Bank Bill Rate will be the rate determined by the Lender to be the arithmetic mean of the bid rates quoted to the Lender by each of the three Australian banks selected by the Lender at or about that time on that date for bills of exchange which are accepted by an Australian bank selected by the Lender and which have a term equivalent to the Funding Period. If there are no bid rates the rate will be the rate determined by the Lender to be its cost of funds.

         Rates will be expressed as a yield per cent per annum to maturity.

         BENEFICIARY means a beneficiary under a Letter of Credit.

         BILL means

         (a) in relation to the Sterling Bill Facility, a bill of exchange, as defined in the Bills of Exchange Act 1882 (UK) and denominated in Sterling; or

         (b) in relation to the A$ Bill Facility, a Bill of exchange as defined in the Bills of Exchange Act 1909 (Australia) and denominated in A$,

         which is, or is to be, accepted or accepted and discounted under this Agreement.

         BILL FACILITY means the A$ Bill Facility or the Sterling Bill Facility.
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         BORROWER means Treasury Aust., Treasury UK, Treasury Europe, Treasury
         NZ or Treasury USA.

         BUSINESS DAY means:

         (a) in the case of any drawing or payment under, or the determination of any interest rate or the length of any Funding Period in respect of:

                  (i) the Sterling Bill Facility or the Sterling Cash Advance Facility, a week day on which banks are open for business in London;

                  (ii) the A$ Cash Advance Facility or the A$ Bill Facility, a week day on which banks are open for business in Melbourne;

                  (iii) the US$ Cash Advance Facility, a week day on which banks are open for business in New York City;

                  (iv) the Euro Cash Advance Facility, a week day on which banks are open for business in Amsterdam and the location of the Lending office through which the relevant Segment under that Facility has been or is to be provided (as applicable);

                  (v) the NZ$ Cash Advance Facility, a week day on which banks are open for business in Auckland;

                  (vi) the LC Facility, a week day on which banks are open for business in Melbourne and the place where the relevant Letter of Credit is to be issued;

         (b) for the purpose of determining an Exchange Rate, a week day on which the London, Sydney and Auckland foreign exchange markets are open;

         (c) where any other payment is to be made or an action is to be performed under or for the purposes of this Agreement, a week day on which banks are open for business in Melbourne and the place where that payment is to be made or that action is to be performed.

         CASH ADVANCE FACILITY means the Sterling Cash Advance Facility, the A$ Cash Advance Facility, the Euro Cash Advance Facility, the NZ$ Cash Advance Facility or the US$ Cash Advance Facility.

         COMMITMENT means, save as otherwise provided herein, A$125,000,000 or as reduced or cancelled under this Agreement.

         CURRENT AUSTRALIAN DOLLAR VALUE means on any day in relation to a Segment or part of a Segment:

         (a) denominated in Sterling, US dollars, Euros, NZ dollars or Other Currency, the principal amount of that Segment or part as at that day converted to Australian dollars on that day at the Exchange Rate applicable to that day; and

         (b) denominated in Australian dollars, the principal amount of that Segment or part as at that day.

         DRAWDOWN DATE means:
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         (a)      in relation to the LC Facility, the date on which any Letter of Credit is or is to be issued; and

         (b) in relation to the Sterling Bill Facility, the Sterling Cash Advance Facility, the A$ Bill Facility, the A$ Cash Advance Facility, the Euro Cash Advance Facility, the NZ$ Cash Advance Facility or the US$ Cash Advance Facility, the date on which any Segment under this Agreement is or is to be drawn.

         DRAWDOWN NOTICE means a notice given or to be given in accordance with Clauses 7.1, 8.1, 9.1, 10.1, 11.1, 12.1, 13.1 or 14.1 as the case may
         be.

         ELIGIBLE STERLING BILL means, in relation to the Sterling Bill Facility, a Bill eligible for rediscount at the Bank of England.

         ELIGIBLE STERLING DISCOUNT RATE means, in relation to any Bill comprising a Segment under the Sterling Bill Facility, to be accepted and discounted pursuant to Clause 12, the finest rate (as determined by the Lender, save in any case of manifest error, at or about 11.00 a.m. (London time) on the proposed Drawdown Date in respect of that Bill) at which Eligible Sterling Bills of an aggregate face value and Tenor equivalent to the Bills then proposed to be discounted by the Lender on that date can be discounted by the Lender in the London discount market on that Drawdown Date.

         EURO and EUR each mean the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

         EURO CASH ADVANCE FACILITY means the facility provided under Clause 10.

         EURO LIBOR means in relation to a Funding Period of a Segment under the Euro Cash Advance Facility:

         (a) the rate (rounded upwards if necessary to 3 decimal places) displayed as the EUR rate on the Reuters screen page LIBOR01 for a term equivalent to that Funding Period for the value date which is the first day of that Funding Period;

         (b) where in the opinion of the Lender there is no or is no longer a Reuters screen page appropriate for the Euro for that Funding Period, the Lender may specify another publicly available page and the rate will be determined from that page in the same manner; or

         (c)      if:

                  (i) for any reason there are no rates displayed for a term equivalent to that Funding Period for the Euro; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the Lender those rates cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then Euro Libor will be the rate determined by the Lender to be the arithmetic mean of the rates quoted to it by four leading banks selected by it in the Euro-zone interbank market or the London
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                  interbank market at or about 11.00am (Brussels time) two
                  Business Days before that Funding Period for the making of Euro deposits with the Lender for a term comparable to that Funding Period.

         EURO-ZONE means the region comprised of the participating member states in the European Economic and Monetary Union.

         EXCHANGE RATE means with respect to a currency on a date:

         (a) the arithmetic mean of the bid rate and the ask cross rates for the relevant currency as displayed at or about 10.20 am (Sydney time) on that date on the Reuters page AUDX =; or

         (b) if no such rate is available at the time that a currency conversion is required to be carried out under this Agreement on that date, such rate as so displayed on the preceding Business Day.

         EXCLUDED TAX means:

         (a) any Tax imposed by any jurisdiction on the net income of the Lender as a consequence of the Lender being a resident of or organised or doing business in that jurisdiction;

         (b) any Tax of the United Kingdom which is calculated on or by reference to the gross amount of any payments of interest or Margin (without allowance for any deduction) derived under any Relevant Document or any other document referred to in any Relevant Document by the Lender as a result of the Lender:

                  (i)      not being a bank as defined for the purposes of
                           Section 349 of the Income and Corporation Taxes Act 1988 (UK); or

                  (ii) if it is such a bank, not being within the charge to United Kingdom corporation tax with respect to such payments but not any other Tax:-

         (c) which is calculated on or by reference to the gross amount of any payments (without the allowance of any deduction) derived under any Relevant Document or any other document referred to in any Relevant Document by the Lender; or

         (d) which is imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to any Relevant Document or any transaction contemplated by any Relevant Document.

         FACILITY means the Sterling Bill Facility, the Sterling Cash Advance Facility, the A$ Bill Facility, the A$ Cash Advance Facility, the NZ$ Cash Advance Facility, the US$ Cash Advance Facility, the Euro Cash Advance Facility or the LC Facility or any facility for the provision of cash advances agreed under Clause 15.

         FEE LETTER means any letter from the Lender to Foster's Brewing Group referred to in Clause 34.

         FINANCE ACT means the Finance Act 1996 (UK).
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         FUNDING PERIOD means in relation to a Segment of:

         (a) a Bill Facility, the Tenor of the relevant Bills comprising that Segment;

         (b) a Cash Advance Facility, a period for the fixing of interest rates for, and the funding of, such Segment; and

         (c) the LC Facility, the term of the Letters of Credit comprising such Segment,

         such period to commence on the Drawdown Date of that Segment and have a duration selected under Clause 4.

         GROUP NOMINEE means, in respect of the LC facility, a member of the Group nominated by a Borrower in a Drawdown Notice.

         LC FACILITY means the facility provided under Clause 14.

         LENDING OFFICE means, in respect of a Facility and payments to be made to the Lender in a particular currency, the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may, subject to Clause 34.4, designate for the purposes of this Agreement by notice to Foster's Brewing Group.

         LETTER OF CREDIT means an irrevocable letter of credit issued under Clause 13.1.

         LIBOR in relation to a Funding Period of a Segment under the Sterling Cash Advance Facility or the US$ Cash Advance Facility means:

         (a) the rate determined by the Lender to be the rate displayed on the Reuters screen page LIBOR01 for a term equivalent to that Funding Period for the value date which is the first day of that Funding Period in respect of the currency of the relevant segment;

         (b) where in the opinion of the Lender, there is no or is no longer a Reuters screen page appropriate for the relevant currency, the Lender may specify another publicly available page and the rate will be determined from that page in the same manner; or

         (c)      if:

                  (i) for any reason there are no rates displayed for a term equivalent to that Funding Period for the currency of the relevant Segment; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the Lender (as the case may be), those rates cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then LIBOR will be the rate determined by the Lender to be the arithmetic mean of the rates quoted to it by three leading banks selected by it in the London Interbank Market or, in the case of eurosterling, the Paris or Brussels Interbank Market at or about 11.00am (London time) two Business Days before that Funding Period (or, in the case of domestic Sterling, on the first day of that
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                  Funding Period) for the making of deposits with the Lender in the currency of the relevant Segment and for a term comparable to that Funding Period.

         Each arithmetic mean will be rounded up, if necessary, to a maximum of four decimal places.

         MARGIN means, in respect of a Facility, the amount per cent per annum set out in the relevant Fee Letter for that Facility.

         NZ BANK BILL RATE in relation to a Funding Period means:

         (a) the rate determined by the Lender to be the average bid rate (rounded up, if necessary, to the nearest four decimal places) displayed at or about 10:45am (Auckland time) on the first day of that Funding Period on the Reuters screen BKBM page for a term equivalent to the Funding Period; or

         (b) if for any reason there is no rate displayed for a period equivalent to that Funding Period, then the NZ Bank Bill Rate will be the rate determined by the Lender to be the average of the buying rates quoted to the Lender by each of three New Zealand banks selected by the Lender at or about that time on that date selected by the Lender and that have a term equivalent to the Funding Period. If there are no buying rates the rate will be the rate determined by the Lender to be its average cost of funds in relation to the NZ$ Cash Advance Facility (as applicable).

         Rates will be expressed as a yield per annum to maturity.

         NZ CASH ADVANCE FACILITY means the facility provided under Clause 11.

         NZ$ OR NZ DOLLARS means the lawful currency of New Zealand.

         OTHER CURRENCY means any currency other than Australian dollars, US dollars, Euros, NZ dollars or Sterling as may be agreed to by the Lender and Foster's Brewing Group in relation to the LC Facility or in accordance with Clause 15(a).

         PRINCIPAL OUTSTANDING means the aggregate principal amount of all outstanding Segments for the time being.

         QUALIFYING LENDER means:

         (a) a bank which, when acting through its Lending Office in the United Kingdom is a bank as defined for the purposes of
                  Section 349 of the Income and Corporation Taxes Act 1988 (UK); and

         (b) such bank is and will continue to be within the charge to United Kingdom corporation tax in respect of any payments of interest and the Margin derived by it under this Agreement.

         Provided that if Section 349 of the Income and Corporation Taxes Act 1988 (UK) is amended or repealed (otherwise than by reason of any provision of the Finance Act in the form contemplated above within this definition), the Lender shall have the power to amend Clause 40.2 of this Agreement at any time and from time to time, by notice to the relevant Borrower, in such
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         manner as it may reasonably determine to be appropriate in the circumstances.

         REPAYMENT DATE means, subject to Clause 3, 29 August 2001 or such later date as applies under Clause 3.3 or 3.4 (as applicable).

         SAME DAY FUNDS means:

         (a) in the case of Sterling, the manner of payment in Sterling which the Lender specifies to Treasury UK as being customary at that time for the settlement of transactions of the type contemplated by this Agreement or, if no manner is specified, immediately available funds in Sterling;

         (b) in the case of Australian dollars or NZ dollars, a bank cheque or other immediately available funds; or

         (c) in the case of US dollars Euros or any Other Currency, the manner of payment in the currency concerned which the Lender specifies to the relevant Borrower as being customary for the settlement in that currency of transactions of the type contemplated by this Agreement.

         SECURED FINANCING means accommodation provided to a Borrower or a Group Nominee by a Beneficiary on the security of a Letter of Credit.

         SEGMENT means each portion of the amount advanced or provided or, as the context may require, to be advanced or provided, to a Borrower under a Facility which has the same Funding Period.

         STERLING or [pound] means the lawful currency of the United Kingdom.

         STERLING BILL FACILITY means the facility provided under Clause 12.

         STERLING CASH ADVANCE FACILITY means the facility provided under Clause 7.

         TELEPHONE REQUEST means a request for a Segment given by telephone under Clause 7.1(b), 8.1(b), 9.1(b), 10.1(b), 11.1(b), 12.1(b) or
         13.1(b).

         TENOR means, in relation to any Bill, the period from the Drawdown Date on which it is accepted to but excluding the last day of the Funding Period relating to it, as specified in the Drawdown Notice relating to it.

         TRUSTEE means AXA Trustees Limited or any other person appointed as trustee under the Trust Deed.

         UNDRAWN COMMITMENT means, at any time, the Commitment less the aggregate Current Australian Dollar Value of the Principal Outstanding.

         US$ or US DOLLARS means the lawful currency of the United States of America.

         US$ CASH ADVANCE FACILITY means the facility provided under Clause 9.

1.2      INTERPRETATION

         In this Agreement, unless the contrary intention appears:

         (a) Clauses 1.2, 1.3, 1.4 and 1.5 of the Trust Deed apply to this Agreement as if incorporated in this Agreement, except that all
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                  references in those Clauses to "Deed" and "Trustee" are
                  replaced with "Agreement" and "Lender" respectively; and

         (b)      references to time are to Melbourne time.

1.3      TRUST DEED

         (a) Each party to this Agreement acknowledges and agrees that the financial accommodation made available or to be made available to the Borrowers by the Lender under this Agreement is and shall be made available on the terms and conditions contained in the Trust Deed in addition to the terms and conditions of this Agreement.

         (b) Unless defined otherwise in this Agreement, terms defined in the Trust Deed bear the same meaning when used in this Agreement.

         (c) The Lender confirms that it will be bound by any amendment agreed to, or waiver given in respect of, the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors as the case requires in accordance with the terms of the amendment or waiver as if it were party to the relevant amendment agreement or had given the relevant waiver.

1.4      REPAYMENT AND PREPAYMENT

         In this Agreement references to "payable", "repayment" or "prepayment" (and like expressions) of:

         (a) all or part of a Segment of a Bill Facility, means payment to the Lender of the total face amount of all Bills comprising the Segment or part;

         (b) all or part of a Segment of a Cash Advance Facility, means payment to the Lender of the principal amount of the relevant Segment or part; and

         (c) all or part of a Segment of the LC Facility, means payment to the Lender of the whole or the relevant portion of the face amount of the relevant Letter of Credit or the reduction, expiry or cancellation of that Letter of Credit (if it has not been drawn upon) if such reduction, expiry or cancellation takes place on the due date for repayment or prepayment.

1.5      PRINCIPAL

         References to "principal" or "principal amount" mean, in relation to a Segment of:

         (a) a Bill Facility, the aggregate face amount of all Bills comprising that Segment or part;

         (b) a Cash Advance Facility, the principal amount of that Segment or part; and
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         (c)      the LC Facility, the aggregate maximum amount paid or
                  claimable (actually or contingently) under all Letters of Credit comprising that Segment or part.

2.       COMMITMENT
--------------------------------------------------------------------------------

         Subject to this Agreement (including, without limitation, Clause 3 and Clause 6.6) the Lender shall make the Facilities available to the Borrowers but so that the aggregate Current Australian Dollar Value of all outstanding Segments will not at any time exceed the Commitment.

3.       CANCELLATION AND REVIEW OF COMMITMENT
--------------------------------------------------------------------------------

3.1      CANCELLATION DURING AVAILABILITY PERIOD

         On giving not less than 7 Business Days' prior irrevocable notice to the Lender, Foster's Brewing Group may at any time cancel all or part of the Undrawn Commitment. If part, unless the Lender otherwise agrees, such part shall be in a minimum of A$10,000,000 and in an integral multiple of A$10,000,000.

3.2      CANCELLATION AT END OF AVAILABILITY PERIOD

         At the close of business on the last day of the Availability Period the Commitment shall be cancelled.

3.3      PERIODIC REVIEW

         The Borrowers and Foster's Brewing Group acknowledge that the agreement by the Lender to provide financial accommodation under this Agreement and the fees payable to the Lender in connection therewith will be the subject of periodic review by the Lender which the Lender will undertake in good faith. The period for the review selected by the Lender is each 12 months, with the first 12 month period commencing on 31 January 1997. A review may be conducted at any time during each 12 month period, but if for any reason the Lender is unable to carry out a review within that period, it may carry out the review in the following 12 month period in addition to the further review that it would carry out in that following period. No review will be conducted less than three months after the previous review. Upon completion of a periodic review, the Borrowers and Foster's Brewing Group acknowledge and agree that the Lender may:

         (a) offer to extend the Availability Period by a further period of 12 months; or

         (b) offer to vary the terms (including the fees) upon which the Lender will provide financial accommodation under the Agreement; or

         (c) exercise its rights under paragraph (a) and paragraph (b) of this Clause concurrently; or
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         (d)      decline to offer to extend the Availability Period for a
                  further period of 12 months.

3.4      EXTENSION OF REPAYMENT DATE

         In addition to any extension of the Repayment Date that may occur as a result of the operation of Clause 3.3, the parties may agree to extend the Repayment Date at any time during the Availability Period.

3.5      FBG AUTHORISED TO AGREE VARIATIONS ON BORROWERS' BEHALF

         Each of the Borrowers irrevocably authorises Foster's Brewing Group to agree on their behalf any variations to this Agreement with the Lender. Any variation so agreed by Foster's Brewing Group will bind the Borrowers despite them not being party to any agreement or document effecting the variation.

4.       SELECTION OF FUNDING PERIODS
--------------------------------------------------------------------------------

         (a) Subject to the subsequent provisions of this Clause, Funding Periods selected by the relevant Borrower shall be of a period of not less than 30 days and not more than 185 days or, if required, such other period as the Lender may agree.

         (b) Should a Funding Period end on a day which is not a Business Day, such Funding Period shall be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

         (c)      No Funding Period shall extend beyond the Repayment Date.

         (d) If a Borrower fails to select Funding Periods complying with this Clause the Lender may vary any Drawdown Notice to ensure compliance.

5.       REPAYMENT
--------------------------------------------------------------------------------

         (a)      Subject to Clauses 7.5, 8.5, 9.5, 10.5 11.8, 12.8 and 13.8 the
                  Borrowers shall repay each Segment on the last day of its Funding Period.

         (b)      Notwithstanding Clauses 7.5, 8.5, 9.5, 10.5, 11.8, 12.8 and
                  13.8, all Principal Outstanding owing by a Borrower shall be repaid by that Borrower on the Repayment Date together with all other amounts owing by it under this Agreement.

6.       PREPAYMENT AND CASH COVER
--------------------------------------------------------------------------------

6.1      VOLUNTARY PREPAYMENTS

         (a) On giving not less than 7 days' prior irrevocable notice to the Lender, a Borrower may prepay all or part of the Principal Outstanding owing
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                  by that Borrower. The notice must specify the amount and date of prepayment.

         (b) Unless the Lender otherwise agrees, prepayment of part only of a Segment may only be made in a principal amount of a minimum of [pound]1,000,000, A$1,000,000, EUR1,000,000, NZ$1,000,000 or US$1,000,000 (as applicable) and an integral multiple of [pound]1,000,000, A$1,000,000, EUR1,000,000, NZ$1,000,000 or
                  US$1,000,000 (as applicable).

         (c)      Amounts prepaid under this Clause 6.1 may be redrawn.

6.2      SPECIAL PREPAYMENTS

         Each of the Borrowers and Foster's Brewing Group acknowledges that the Borrowers may be required to prepay the Facilities in accordance with Clause 5.5 of the Trust Deed and that the Lender has entered into this Agreement and made the Facilities available in reliance on Clause 5.5 of the Trust Deed.

6.3      LIMITATION ON PREPAYMENTS

         No Borrower may prepay all or any part of the Principal Outstanding except in accordance with this Agreement.

6.4      INTEREST, BREAK AND OTHER COSTS

         Each Borrower shall pay any interest accrued on any amount prepaid under this Agreement at the time of such prepayment, together with all other amounts in relation to the amount prepaid, including but not limited to all amounts which are payable by it under Clause 23 as a result of the prepayment.

6.5      CASH COVER

         (a) If a Borrower prepays all or part of a Segment of the LC Facility or the Bill Facility by payment to the Lender of an amount equal to the whole or the portion of the face amount of the relevant Letter of Credit or the whole or the relevant portion of the total face amount of all Bills comprising the Segment or part, then that amount shall be held by the Lender by way of cash cover for the Lender's relevant liability (contingent or otherwise) in respect of the relevant Letter of Credit or Bills and the provisions of Clause 5.3(c) of the Trust Deed and, if subsequent to such prepayment the Lender or the Trustee has exercised its rights under Clause 5.2(A) or
                  (B) of the Trust Deed, Clauses 5.3(d), (e) and (f) of the Trust Deed shall apply to such amount as if, in the case of paragraph (c), the reference to "this Deed including, without limitation, under paragraph (a) or (b) of this Clause" were a reference to this Clause 6.

         (b)      Unless under paragraph (a) the provisions of Clauses 5.3(d),
                  (e) and (f) of the Trust Deed apply to any amount of cash cover provided under paragraph (a) in respect of a Segment, the Lender shall repay the amount by which that amount of cash cover (together with interest on that amount) exceeds the total amount paid or payable by
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                  the Lender under the Bills or Letters of Credit comprising such Segment, to the relevant Borrower on the last day of the Funding Period for that Segment.

6.6      REPAYMENT OR CASH COVER

         If on any four consecutive Business Days the aggregate of the Current Australian Dollar Value of all Segments drawn under the Facilities is greater than 120% of the Commitment as a result of movements in currency rates then the Borrowers shall, upon the Lender's request, on the second Business Day after the last of such four consecutive days:

         (a) repay such Segments and/or parts of Segments in their respective currencies in such aggregate principal amount; or

         (b) deposit with the Lender by way of cash cover for the liabilities of the Borrower to the Lender under this Agreement an amount in Australian dollars,

         so that after making the repayment or deposit the aggregate of the Current Australian Dollar Value of all Segments drawn under the Facilities (after deducting the amount of any such deposit) does not exceed the Commitment as at the date of the repayment or deposit.

6.7      INTEREST

         All amounts deposited with the Lender by way of cash cover under Clause 6.6(b) (and any interest on such amounts) shall accrue and be credited interest at a rate and in the manner the Lender determines would apply to deposits at call in accordance with its normal procedures.

6.8      APPLICATION

         Without limiting any other provision of this Agreement, if the Lender holds any deposit made under Clause 6.6 the Lender may at any time after the occurrence of an Event of Default which would entitle the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed apply any such cash cover and/or any such interest in payment of the Principal Outstanding and any other moneys then payable by the Borrower which provided the cash cover to the Lender.

6.9      REPAYMENT OF CASH COVER

         Any amount (or interest on such amount) deposited by way of cash cover under Clause 6.6(b) shall, on request from the Borrower which deposited it, be repaid to that Borrower no later than the second Business Day following the date of the request which may only be given if the aggregate of the Current Australian Dollar Value of all Segments drawn under the Facilities has been not greater than the Commitment for a period of four consecutive Business Days provided no Event of Default which would entitle the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and, if such an Event of Default has occurred, when the Principal Outstanding and all other moneys owing to the Lender have been fully and finally paid.
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6.10     NOTIFICATION OF AMOUNT

         The Lender which holds any deposit made under Clause 6.6 shall notify Foster's Brewing Group of the amount of the Current Australian Dollar Value (on any day) of the Segments as soon as practicable after it is ascertained whenever requested to do so by Foster's Brewing Group.

7.       STERLING CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

7.1      ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury UK requests a Segment of the Sterling Cash Facility, the Lender will (through its Lending Office in the United Kingdom) make available that Segment to such account as may be notified to the Lender by Treasury UK on the relevant Drawdown Date in Same Day Funds in Sterling.

         (b) Unless otherwise agreed, a request by Treasury UK for a Segment of the Sterling Cash Facility may be made by telephone, shall be made prior to 10.00 a.m. (London time) on the date on which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure A from Treasury UK to the Lender. Any Telephone Request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the Sterling Cash Facility shall be a minimum of:

                  (i)      [pound]2,000,000; or

                  (ii) the Sterling equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than [pound]2,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall be a multiple of [pound]1,000,000 and shall not cause a breach of Clause 2.

7.2      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the Sterling Cash Facility for each Funding Period at the rate per annum agreed between the Lender and Treasury UK at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the Lender to be the aggregate of the Margin, LIBOR and the additional amount referred to in Clause 7.6 for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury UK of the interest rate determined by it under this Clause as soon as it is ascertained.
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7.3      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 7.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 days (as the case may be).

7.4      PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury UK shall pay such accrued interest in Sterling on the last day of the relevant Funding Period.

7.5      NETTING OFF

         If Treasury UK requests a new Segment of the Sterling Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury UK in relation to that new Segment; and

         (b) the funds payable by Treasury UK for the account of the Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

7.6      ADDITIONAL DOMESTIC STERLING COSTS

         (a) Whenever Treasury UK is obliged to pay interest in respect of any amount under this Agreement denominated in domestic Sterling, it shall pay the additional amount advised by the Lender to be the direct or indirect costs of complying with the requests or requirements of the Bank of England or other competent authority in relation to monetary controls or liquidity requirements with respect to the funding of such amount.

         (b) Such additional amount shall be determined by the Lender in accordance with the Second Schedule, as amended by the Lender (after consultation with Treasury UK) if there is any change in relevant requirements.

8.       A$ CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

8.1      ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury Aust. requests a Segment of the A$ Cash Advance Facility, the Lender will make available that Segment to such account as may be notified to the Lender by Treasury Aust. on the relevant Drawdown Date in Same Day Funds in Australian Dollars.

         (b) Unless otherwise agreed, a request by Treasury Aust. for a Segment of the A$ Cash Advance Facility may be made by telephone, shall be made prior to 11.00 a.m. (Melbourne time) on the date on which the
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FACILITY AGREEMENT
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                  relevant Segment is to be made available (which shall be a
                  Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure B from Treasury Aust. to the Lender. Any Telephone Request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the A$ Cash Advance Facility shall be a minimum of:

                  (i)      A$5,000,000;

                  (ii) the Undrawn Commitment (if less than the A$5,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall be a multiple of A$5,000,000 and shall not cause a breach of Clause 2.

8.2      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the A$ Cash Advance Facility for each Funding Period at the rate per annum agreed between the Lender and Treasury Aust. at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the Lender to be the aggregate of the Margin and the Bank Bill Rate for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury Aust. of the interest rate determined by it under this Clause as soon as it is ascertained.

8.3      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 8.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 days (as the case may be).

8.4      PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury Aust. shall pay such accrued interest in Australian dollars on the last day of the relevant Funding Period.

8.5      NETTING OFF

         If Treasury Aust. requests a new Segment of the A$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury Aust. in relation to that new Segment; and

         (b) the funds payable by Treasury Aust. for the account of the Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.
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9.       US$ CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

9.1      ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury USA requests a Segment of the US$ Cash Advance Facility the Lender will (through its Lending Office in the United States of America) make available that Segment to such account as may be notified to the Lender by Treasury USA on the relevant Drawdown Date in Same Day Funds in US dollars.

         (b) Unless otherwise agreed, a request by Treasury USA for a Segment of the US$ Cash Advance Facility may be made by telephone, shall be made prior to 10.00 a.m. (New York City time) on the date on which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure C from Treasury USA to the Lender. Any Telephone Request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the US$ Cash Advance Facility shall be a minimum of:

                  (i)      US$5,000,000;

                  (ii) the US dollar equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than US$5,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall be a multiple of US$5,000,000 and shall not cause a breach of Clause 2.

9.2      INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the US$ Cash Advance Facility for each Funding Period at the rate per annum agreed between the Lender and Treasury USA at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury USA of the interest rate determined by it under this Clause as soon as it is ascertained.

9.3      BASIS OF CALCULATION OF INTEREST

         Interest under Clause 9.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.
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9.4      PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury USA shall pay such accrued interest in US dollars on the last day of the relevant Funding Period.

9.5      NETTING OFF

         If Treasury USA requests a new Segment of the US$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury USA in relation to that new Segment; and

         (b) the funds payable by Treasury USA for the account of the Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

10.      EURO CASH ADVANCE FACILITY
--------------------------------------------------------------------------------
10.1     ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury Europe or Treasury UK requests a Segment of the Euro Cash Advance Facility, the Lender will (through its Lending Office in the United Kingdom) make available that Segment to such account as may be notified to the Lender by the relevant Borrower on the relevant Drawdown Date in Same Day Funds in Euros.

         (b) Unless otherwise agreed, a request by Treasury Europe or Treasury UK for a Segment of the Euro Cash Advance Facility may be made by telephone, shall be made prior to 11.00am (Amsterdam time) 2 Business Days before the date on which the Relevant Segment is to be made available or such other period as may be agreed between the relevant Borrower and the Lender (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure G from the relevant Borrower to the Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the Euro Cash Advance Facility shall be a minimum of:

                  (i)      EUR 5,000,000; or

                  (ii) the Euro equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less EUR 5,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall be a multiple of EUR 5,000,000 and shall not cause a breach of Clause 2.
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10.2     INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the Euro Cash Advance Facility for each Funding Period at the rate per annum determined by the Lender to the aggregate of the Margin and Euro Libor for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury Europe or Treasury UK, as applicable, of the interest rate determined by it under this Clause as soon as it is ascertained.

10.3     BASIS OF CALCULATION OF INTEREST

         Interest under Clause 10.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

10.4     PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury Europe or Treasury UK, as applicable, shall pay such accrued interest in Euros on the last day of the relevant Funding Period.

10.5     NETTING OFF

         If Treasury Europe or Treasury UK requests a new Segment of the Euro Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of relevant Borrower in relation to that new Segment; and

         (b) the funds payable by Treasury Europe or Treasury UK, as applicable, for the account of the Lender by way of repayment of the old Segment, need be paid or made available, as the case may be.

11.      NZ$ CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

11.1     ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury NZ requests a Segment of the NZ$ Cash Advance Facility, the Lender (through its lending office in Australia or through a lending office in New Zealand details of which are to be provided to Foster's Brewing Group Limited or Treasury NZ) will make available that Segment to such account as may be notified to the Lender by Treasury NZ on the relevant Drawdown Date in Same Day Funds in NZ Dollars.

         (b) Unless otherwise agreed, a request by Treasury NZ for a Segment of the NZ$ Cash Advance Facility may be made by telephone, shall be made prior to 11.00 a.m. (Auckland time) 2 Business Days before, or such other period as may be agreed between Treasury NZ and the Lender, the date on which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as
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                  soon as practicable by a Drawdown Notice substantially in the form of Annexure D from Treasury NZ to the Lender. Any Telephone Request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the NZ$ Cash Advance Facility shall be a minimum of:

                  (i)      NZ$5,000,000;

                  (ii) the NZ dollar equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than the NZ$5,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall be a multiple of NZ$5,000,000 and shall not cause a breach of Clause 2.

11.2     INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the NZ$ Cash Advance Facility for each Funding Period at the rate per annum agreed between the Lender and Treasury NZ at the time of a request for a Segment or, in the absence of such agreement, the rate per annum determined by the Lender to be the aggregate of the Margin and the NZ Bank Bill Rate for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury NZ of the interest rate determined by it under this Clause as soon as it is ascertained.

11.3     BASIS OF CALCULATION OF INTEREST

         Interest under Clause 11.2 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 days (as the case may be).

11.4     PAYMENT OF INTEREST

         Except where this Agreement provides otherwise, Treasury NZ shall pay such accrued interest in NZ dollars on the last day of the relevant Funding Period.

11.5     NETTING OFF

         If Treasury NZ requests a new Segment of the NZ$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury NZ in relation to that new Segment; and

         (b) the funds payable by Treasury NZ for the account of the Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.
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FACILITY AGREEMENT
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12.      STERLING BILL FACILITY
--------------------------------------------------------------------------------
12.1     COMMITMENT

         (a) Subject to this Agreement, whenever Treasury UK requests a Segment of the Sterling Bill Facility, the Lender shall (through its Lending Office in the United Kingdom) at the option of Treasury UK:

                  (i) accept Bills drawn by Treasury UK expressed to mature not later than the Repayment Date; and

                  (ii)     if so requested by Treasury UK, discount such Bills.

         (b) Unless otherwise agreed, a request by Treasury UK for a Segment of the Sterling Bill Facility may be made by telephone, shall be made prior to 10.00 a.m. (London time) on the date upon which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure A from Treasury UK to the Lender. Any Telephone Request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the Bill Facility shall be a minimum of:

                  (i)      [pound]2,000,000;

                  (ii)     the Sterling
                           equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than [pound]2,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall not cause a breach of Clause 2.

         (d) Where the Lender receives a Sterling Drawdown Notice substantially in the form of Annexure A and the acceptance by the Lender of a Bill or Bills pursuant to that Drawdown Notice would cause the Lender to exceed the maximum limit for UK acceptances agreed with the Bank of England the Lender may wholly or partially decline the Drawdown Notice and provide Treasury UK with a Segment under the Sterling Cash Advance Facility equivalent to the amount declined. The amount declined shall only be the amount exceeding the maximum limit for UK acceptances agreed with the Bank of England.

12.2     REQUIREMENTS OF BILLS

         Each Bill shall be in a form which, when completed, may be discounted by the Bank of England and which is acceptable to the Lender and shall be prepared in accordance with the following.

         (a) Each Bill shall be expressed to be payable at the Lender's Lending Office in the United Kingdom or such other office of the Lender in the United Kingdom as the Lender shall notify Treasury UK from time to time.
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FACILITY AGREEMENT
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         (b)      The face amount of each Bill shall to the extent possible be
                  [pound]500,000 or such other amount as the Lender and Treasury UK may agree.

         (c) The maturity date of each Bill shall be the last day of the Funding Period of the relevant Segment.

         (d)      Each Bill shall be:

                  (i) where the Lender is requested to accept and discount Bills, drawn by Treasury UK and signed by an Authorised Officer of Treasury UK or, if Treasury UK so requests, by an Authorised Officer of the Lender on behalf of Treasury UK, and completed so that the space reserved for the name of the payee is left blank, in which case Treasury UK authorises the Lender to complete the Bill by inserting as payee the name of the Lender or such other person who is to purchase the Bill; or

                  (ii) where the Lender is requested to accept Bills only, drawn by Treasury UK and signed by its Authorised Officer or, if Treasury UK so requests, by an Authorised Officer of the Lender and payable to Treasury UK and endorsed by Treasury UK for delivery to the proposed purchaser of the Bill, and, in either case, enfaced with a clause stating it has been drawn under this Agreement.

         (e) If necessary, Treasury UK shall cause each Bill to be stamped with any applicable stamp duty.

         (f) Treasury UK shall ensure that at all times there are lodged with the Lender at its London Office in the UK sufficient Bills denominated in Sterling to enable the Lender to comply with its obligations to accept Bills under this Clause 12.

12.3     AUTHORITY

         Treasury UK authorises the Lender upon receipt by the Lender of a request from Treasury UK to provide a Segment under the Sterling Bill Facility, to prepare, sign (by its Authorised Officer) as the case may require, complete (including inserting the issue date and maturity date) and deliver Bills in accordance with this Clause 12 and to alter any non-complying Bills delivered if:

         (a) Treasury UK fails to prepare Bills in accordance with this Agreement; or

         (b) Treasury UK requests the Lender so to do in the relevant Drawdown Notice.

12.4     ACCEPTANCE

         (a) The Lender shall on each day that it is requested to accept (but not discount) Bills under this Clause:
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FACILITY AGREEMENT
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                  (i)      select a Bill or Bills from the incomplete Bills so
                           lodged with it and accept the Bills;

                  (ii) complete the Bill or Bills if so required pursuant to Clause 12.3 and insert as payee Treasury UK and, if authorised to do so in the relevant Drawdown Notice, have one of its Authorised Officers endorse the Bills on behalf of Treasury UK; and

                  (iii) deliver the Bills to the person nominated in the relevant Drawdown Notice.

         (b) Treasury UK shall on each such day on which the Lender accepts a Bill pursuant to this Clause 12 pay to the Lender an acceptance fee equal to the Margin, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) its maturity date.

12.5     ACCEPTANCE AND DISCOUNT

         The Lender shall on each day that it is requested to accept and discount Bills under this Clause:

         (a) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

         (b)      complete the Bill or Bills if so required pursuant to Clause
                  12.3 and insert as payee itself or such other person who is to purchase those Bills; and

         (c) discount those Bills and (subject to Clause 12.8) pay in Same Day Funds on that Drawdown Date to the account notified to the Lender by Treasury UK an amount equal to the aggregate of the face amount of each Bill less the aggregate of:

                  (i) a discount amount for each Bill determined by the Lender calculated by reference to the rate per annum agreed between the Lender and Treasury UK at the time of the request for the Segment or, in the absence of such agreement, by reference to the Eligible Sterling Discount Rate for the relevant Funding Period;

                  (ii) an acceptance fee equal to the Margin on that day, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) the date it falls due for payment; and

                  (iii) any applicable stamp duty or other documentary or transaction Tax (including, without limitation, financial institutions duty) payable by the Lender on or in respect of each Bill or any payment, receipt or crediting of an account which is contemplated by this Clause 12.

         The Lender may at any time sell to any person(s) any Bill(s) so purchased by it and shall be entitled to retain for its own account the proceeds of any such sale.
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FACILITY AGREEMENT
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12.6     INDEMNITY

         (a) Without prejudice to the obligation to provide cash cover under Clause 12.7, Treasury UK shall indemnify and keep indemnified the Lender against all liabilities of the Lender as acceptor of any Bills, but Treasury UK shall not be required to pay any amount in excess of the face amount of the relevant Bill to the extent the relevant liability was incurred as a result of the fraud or wilful default of the Lender.

         (b) The Lender will have the right to call for any evidence of the trade underlying any such Bill which it may reasonably request. Treasury UK shall promptly comply with that request.

12.7     CASH COVER

         As between the Lender and Treasury UK, Treasury UK shall be primarily liable in respect of all Bills and accordingly:

         (a) the liability of Treasury UK with respect to any Bill shall not be taken to have been discharged by reason of the Lender becoming the holder of that Bill before, on or after its maturity; and

         (b) subject to Clause 12.8 Treasury UK shall, not later than 11.00 a.m. (London time) on each day on which a Bill accepted or accepted and discounted on its account falls due for payment, pay to the Lender an amount equal to the face amount of such Bill.

12.8     NETTING OFF

         If Treasury UK requests a new Segment under which the Lender is to accept and discount the Bills comprising that Segment on the last day of a Funding Period of an old Segment under which the Lender had accepted and discounted Bills then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury UK in relation to that new Segment; and

         (b) the funds payable by Treasury UK for the account of the Lender by way of repayment of the old Segment,

         need be paid or made available, as the case may be.

13.      A$ BILL FACILITY
--------------------------------------------------------------------------------

13.1     COMMITMENT

         (a) Subject to this Agreement, whenever Treasury Aust. requests a Segment of the A$ Bill Facility, the Lender shall at the option of Treasury Aust.:

                  (i) accept Bills drawn by Treasury Aust. expressed to mature not later than the Repayment Date; and

                  (ii)     if so requested by Treasury Aust., discount such
                           Bills.
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FACILITY AGREEMENT
--------------------------------------------------------------------------------

         (b) Unless otherwise agreed, a request by Treasury Aust. for a Segment of the A$ Bill Facility may be made by telephone, shall be made prior to 10.00 a.m. (Melbourne time) on the date upon which the relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure B from Treasury Aust. to the Lender. Any Telephone Request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) The principal amount of each Segment of the Bill Facility shall be a minimum of:

                  (i)      A$5,000,000;

                  (ii)     the Undrawn Commitment (if less than A$5,000,000); or

                  (iii)    such other amount as the Lender may agree,

                  and shall not cause a breach of Clause 2.

13.2     REQUIREMENTS OF BILLS

         Each Bill shall be in a form which is acceptable to the Lender and shall be prepared in accordance with the following.

         (a) Each Bill shall be expressed to be payable at the Lender's Australian Lending Office or such other office of the Lender in Australia as the Lender shall notify Treasury Aust. from time to time.

         (b) The face amount of each Bill shall to the extent possible be A$500,000, A$1,000,000 or A$5,000,000 or such other amount as the Lender and Treasury Aust. may agree.

         (c) The maturity date of each Bill shall be the last day of the Funding Period of the relevant Segment.

         (d)      Each Bill shall be:

                  (i) where the Lender is requested to accept and discount Bills, drawn by Treasury Aust. and signed by an Authorised Officer of Treasury Aust. or, if Treasury Aust. so requests, by an Authorised Officer of the Lender on behalf of Treasury Aust., and completed so that the space reserved for the name of the payee is left blank, in which case Treasury Aust. authorises the Lender to complete the Bill by inserting as payee the name of the Lender or such other person who is to purchase the Bill; or

                  (ii) where the Lender is requested to accept Bills only, drawn by Treasury Aust. and signed by its Authorised Officer or, if Treasury Aust. so requests, by an Authorised Officer of the Lender and payable to Treasury Aust. and endorsed by Treasury Aust. for delivery to the proposed purchaser of the Bill.

         (e) If necessary, Treasury Aust. shall cause each Bill to be stamped with any applicable stamp duty.
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FACILITY AGREEMENT
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13.3     AUTHORITY

         Treasury Aust. authorises the Lender upon receipt by the Lender of a request from Treasury Aust. to provide a Segment under the A$ Bill Facility, to prepare, sign (by its Authorised Officer) as the case may require, complete (including inserting the issue date and maturity date) and deliver Bills in accordance with this Clause 13 and to alter any non-complying Bills delivered if:

         (a) Treasury Aust. fails to prepare Bills in accordance with this Agreement; or

         (b) Treasury Aust. requests the Lender so to do in the relevant Drawdown Notice.

13.4     ACCEPTANCE

         (a) The Lender shall on each day that it is requested to accept (but not discount) Bills under this Clause:

                  (i) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

                  (ii) complete the Bill or Bills if so required pursuant to Clause 13.3 and insert as payee Treasury Aust. and, if authorised to do so in the relevant Drawdown Notice, have one of its Authorised Officers endorse the Bills on behalf of Treasury Aust.; and

                  (iii) deliver the Bills to the person nominated in the relevant Drawdown Notice.

         (b) Treasury Aust. shall on each such day on which the Lender accepts a Bill pursuant to this Clause 13 pay to the Lender an acceptance fee equal to the Margin, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) its maturity date.

13.5     ACCEPTANCE AND DISCOUNT

         The Lender shall on each day that it is requested to accept and discount Bills under this Clause:

         (a) select a Bill or Bills from the incomplete Bills so lodged with it and accept the Bills;

         (b)      complete the Bill or Bills if so required pursuant to Clause
                  13.3 and insert as payee itself or such other person who is to purchase those Bills; and

         (c) discount those Bills and (subject to Clause 13.8) pay in Same Day Funds on that Drawdown Date to the account notified to the Lender by Treasury Aust. an amount equal to the aggregate of the face amount of each Bill less the aggregate of:

                  (i) a discount amount for each Bill determined by the Lender calculated by reference to the rate per annum agreed between
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FACILITY AGREEMENT
--------------------------------------------------------------------------------
                           the Lender and Treasury Aust. at the time of the request for the Segment or, in the absence of such agreement, by reference to the Bank Bill Rate for the relevant Funding Period;

                  (ii) an acceptance fee equal to the Margin on that day, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to (but excluding) the date it falls due for payment; and

                  (iii) any applicable stamp duty or other documentary or transaction Tax (including, without limitation, financial institutions duty) payable by the Lender on or in respect of each Bill or any payment, receipt or crediting of an account which is contemplated by this Clause 13.

         The Lender may at any time sell to any person(s) any Bill(s) so purchased by it and shall be entitled to retain for its own account the proceeds of any such sale.

13.6     INDEMNITY

         Without prejudice to the obligation to provide cash cover under Clause 13.7, Treasury Aust. shall indemnify and keep indemnified the Lender against all liabilities of the Lender as acceptor of any Bills, but Treasury Aust. shall not be required to pay any amount in excess of the face amount of the relevant Bill to the extent the relevant liability was incurred as a result of the fraud or wilful default of the Lender.

13.7     CASH COVER

         As between the Lender and Treasury Aust., Treasury Aust. shall be primarily liable in respect of all Bills and accordingly:

         (a) the liability of Treasury Aust. with respect to any Bill shall not be taken to have been discharged by reason of the Lender becoming the holder of that Bill before, on or after its maturity; and

         (b)      subject to Clause 13.8 Treasury Aust. shall, not later than
                  11.00 a.m. (Melbourne time) on each day on which a Bill accepted or accepted and discounted on its account falls due for payment, pay to the Lender an amount equal to the face amount of such Bill.

13.8     NETTING OFF

         If Treasury Aust. requests a new Segment under which the Lender is to accept and discount Bills comprising that Segment on the last day of a Funding Period of an old Segment under which the Lender had accepted and discounted Bills then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury Aust. in relation to that new Segment; and

         (b) the funds payable by Treasury Aust. for the account of the Lender by way of repayment of the old Segment,
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         need be paid or made available, as the case may be.

14.      LC FACILITY
--------------------------------------------------------------------------------
14.1     ISSUE

         (a) Subject to this Agreement, whenever a Borrower or a Group Nominee requests a Segment utilising the LC Facility the Lender shall issue for the account of a Borrower or a Group Nominee the Letters of Credit referred to in the relevant Drawdown Notice substantially in the form of Annexure E on the relevant Drawdown Date.

         (b) Notwithstanding Clause 14.1(a) the Lender shall not be required to issue a Letter of Credit under the LC Facility in favour of any member of the Group.

14.2     FORM

         Each Letter of Credit shall be substantially in the form of Annexure F or such other form as the Bank and the Borrower agree.

14.3     EXPIRY DATE

         Each Letter of Credit will expire on the last day of the Funding Period of the relevant Segment specified in the relevant Drawdown Notice, which shall be not later than the date 5 Business Days after the final maturity date of the relevant Secured Financing.

14.4     AMOUNT

         (a) (LIMITS): The face amount of any Letter of Credit shall be a minimum of A$5,000,000, US$5,000,000 EUR 5,000,000,
                  NZ$5,000,000 or [pound]2,000,000 or such other amount in such Other Currency as may be agreed with the Lender (as applicable) and shall not cause a breach of the limits in Clause 2.

         (b) (FACE AMOUNT): The maximum face amount of each Letter of Credit on issue shall not exceed:

                  (i) the maximum liability of the relevant Borrower or Group Nominee for repayment of principal under the relevant Secured Financing;

                  (ii) accrued interest or amounts in the nature of interest relevant to the principal amount outstanding under the relevant Secured Financing for the period up until the expiry date of the Letter of Credit at that time; and

                  (iii) other amounts relevant to the principal amount of the Secured Financing which as at the date of issue are quantifiable.
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14.5     CURRENCY CONVERSION

         Notwithstanding that the face amount of a Letter of Credit shall be expressed in Australian dollars, US dollars, Euros, NZ dollars or Sterling, a Letter of Credit may (if requested in the relevant Drawdown Notice) contain a provision allowing the Beneficiary to draw the agreed Other Currency equivalent (determined at the exchange rate provided for in the Letter of Credit as at the Drawdown Date) of that amount.

14.6     PAYMENT OF SECURED FINANCINGS

         Each Borrower shall duly and punctually pay all principal, interest and other amounts due and payable under or in relation to each Secured Financing to which it is a party.

14.7     INDEMNITY

         (a) (PAYMENT): Each Borrower shall on demand pay to the Lender all amounts paid or required to be paid by the Lender under any Letter of Credit issued for its account.

         (b) (GENERAL INDEMNITY): Each Borrower shall on demand indemnify the Lender from and against all loss, liabilities, damage, costs, charges and expenses suffered or incurred by the Lender (otherwise than arising solely as a result of a default by the Lender) in relation to or arising out of any claim made or purported to be made under any Letter of Credit issued for its account or that of any Group Nominee nominated by it or anything done by any person who is or claims to be entitled to the benefit of any such Letter of Credit or that of any Group Nominee nominated by it.

         (c)      (COVER IN ANOTHER CURRENCY):

                  (i) Each Borrower acknowledges that although the Lender may be making a payment under or in relation to a Letter of Credit issued on its account or that of any Group Nominee nominated by it in Australian dollars, US dollars, Euros, Sterling, NZ dollars or Other Currency (as applicable), it may be purchasing the necessary currency with another currency.

                  (ii) Accordingly, if required by the Lender, the relevant Borrower shall pay to the Lender the amount of the currency which the Lender certifies that it used to purchase the Australian dollars, US dollars, Euros, Sterling, NZ dollars or Other Currency, paid by it or required to be paid by it under or in relation to any Letter of Credit.

14.8     REINSTATEMENT OF OBLIGATIONS

         If all or any part of any amount paid by a Borrower to the Lender under this Clause 14 is required to be surrendered, released or repaid by the Lender for any reason whatsoever, then the Lender shall be entitled to all rights it would have had if such sum had never been paid by such Borrower.
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14.9     OBLIGATIONS UNCONDITIONAL

         Each Borrower agrees that its obligations under Clause 14.7 shall be absolute and unconditional and shall not be subject to any reduction, termination or other impairment by any set-off, deduction, counterclaim, agreement, defence, suspension, deferment or otherwise and each Borrower shall not be released, relieved or discharged from any obligations under this Agreement, nor shall such obligations be prejudiced or affected by any reason including without limitation:

         (a) any falsity, inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised pursuant to a Letter of Credit;

         (b) any failure by the Lender to enquire whether any cable or telex has been inaccurately transmitted or received from any cause or has been sent by an unauthorised person;

         (c) the impossibility or illegality of performance of or any invalidity of or affecting any Relevant Document, any Secured Financing or any Letter of Credit or any other agreement;

         (d) any act of any Governmental Agency or arbitrator, including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any of the terms of any Relevant Document, any Secured Financing or any other document delivered pursuant to any Relevant Document;

         (e) any failure to obtain any Authorisation necessary or appropriate in connection with this Agreement; or

         (f) any other cause or circumstance, foreseen or unforeseen, whether similar or dissimilar to any of the above affecting any Relevant Document, any Secured Financing or any transaction under any Relevant Document, and the Lender shall not be liable or under any duty to enquire in respect of any of the matters mentioned in the preceding paragraphs of this Clause.

15.      OTHER CURRENCIES
--------------------------------------------------------------------------------

         (a) The Lender may agree with Foster's Brewing Group to provide a Borrower with Segments comprising cash advances denominated in a currency (NEW CURRENCY) other than the currency in which the Lender is obliged to provide any Segments comprising cash advances to the Borrower under this Agreement.

         (b) If such an agreement is made, no such Segments shall be provided until the Lender and Foster's Brewing Group have entered into an agreement supplementing this Agreement and setting out in relation to Segments to be denominated in the New Currency:

                  (i) the Lending Office through which the Segments will be provided;
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FACILITY AGREEMENT
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                  (ii)     the form of drawdown notice and the time by which
                           such notice requesting such Segments must be given;

                  (iii) the time by which the Segment must be provided by the Lender to the relevant Borrower;

                  (iv)     the minimum amounts of the Segments;

                  (v) the duration of the Funding Periods for such Segments for the purposes of Clause 4;

                  (vi) the Borrower's repayment obligations in relation to such Segments for the purposes of Clause 5;

                  (vii) the minimum amount and integral multiples for the prepayment of such Segments for the purposes of Clause 6.1;

                  (viii) the reference interest rate applicable to such Segments, the basis of calculation of interest on such Segments and when the interest is to be paid; and

                  (ix) such other matters in relation to such Segments as the Lender and Foster's Brewing Group consider desirable in relation to such Segments.

         (c) The supplemental agreement may be entered into by any Authorised Officer of the Lender and any Authorised Officer of Foster's Brewing Group.

16.      TELEPHONE REQUESTS AND DRAWDOWN NOTICES
--------------------------------------------------------------------------------

         (a) Telephone Requests and Drawdown Notices given by a Borrower to the Lender under a Facility shall be given to the Lending Office which is making the Segment available under the relevant Facility.

         (b) If there is any inconsistency between a Telephone Request and any corresponding Drawdown Notice, the Telephone Request shall prevail.

         (c) If there is any inconsistency between a Telephone Request and any corresponding Drawdown Notice, the Lender shall contact the Borrower immediately it becomes aware of the inconsistency and seek verification of the Drawdown Notice details from the Borrower.

         (d) The Lender shall comply with any direction given by the Borrower in relation to the inconsistency between the Telephone Request and the Drawdown Notice.

         (e) The Borrower shall indemnify the Lender on demand against any loss, cost or expense the Lender may sustain or incur as a consequence of complying with any such direction.
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FACILITY AGREEMENT
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17.      PAYMENTS AND TAXATION
--------------------------------------------------------------------------------

17.1     TIME AND PLACE

         Unless this Agreement provides otherwise, each of the Borrowers and Foster's Brewing Group shall make all payments due from it under this Agreement in the applicable currency in Same Day Funds not later than
         11.00 a.m. (local time) on the due date to the account specified by the relevant Lender from time to time in respect of such currency. The account specified by the Lender must be located in the jurisdiction of its Lending Office for that currency as specified in the First Schedule.

17.2     NO DEDUCTION

         Unless this Agreement provides otherwise, each of the Borrowers and Foster's Brewing Group shall make all payments required from it under this Agreement without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (except to the extent the Borrower or Foster's Brewing Group (as the case may be) is obliged by law to deduct Taxes), but without prejudice to Clause 17.5 or otherwise.

17.3     PAYMENT TO BE MADE ON BUSINESS DAY

         Whenever any payment becomes due under this Agreement on a day which is not a Business Day, the due date shall be the next Business Day in the same calendar month or, if none, the preceding Business Day and interest shall be adjusted accordingly.

17.4     APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

         Amounts received by the Lender shall be appropriated as between principal, interest and other amounts as the Lender determines. Any such appropriation shall override any appropriation made by the Borrowers or Foster's Brewing Group.

17.5     ADDITIONAL PAYMENTS

         Whenever a Borrower or Foster's Brewing Group is obliged to make a deduction or withholding in respect of Tax from any payment to be made under this Agreement, then it shall:

         (a) promptly pay the full amount required to be deducted or withheld to the appropriate Governmental Agency;

         (b) within 30 days of the end of the month in which the deduction or withholding is made, deliver to the Lender official receipts or other documentation acceptable to the Lender evidencing payment of such amount; and

         (c) unless the Tax is an Excluded Tax, indemnify on demand the Lender against such Tax and any amounts recoverable from the Lender in respect of such Tax, and pay for the account of the Lender such additional amounts as the Lender may determine to be necessary to ensure that it receives when due a net amount (after payment of any
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                  Taxes in respect of such additional amounts) in the relevant currency or currencies equal to the full amount which it would have received had such a deduction or withholding not been made. The Borrowers and Foster's Brewing Group waive any statutory right to recover any such amounts from the Lender.

17.6     SURVIVAL OF OBLIGATIONS

         The obligations of the Borrowers and Foster's Brewing Group under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

17.7     REIMBURSEMENT

         (a) For so long as no Event of Default entitling the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting, whenever:

                  (i) a Borrower or Foster's Brewing Group pays any additional amount to, for the account of, or on behalf of, the Lender in respect of amounts payable under Clause 17.5 (ADDITIONAL TAXES); and

                  (ii) the Lender in its absolute discretion decides that it has received any clearly identifiable credit against, or relief or remission for the amount or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Tax, then to the extent that it determines that a payment to the Borrower or Foster's Brewing Group (as the case may be) can be made without prejudice to the retention of the amount of such credit, relief, remission or repayment, the Lender shall promptly pay to the Borrower or Foster's Brewing Group (as the case may be) the amount of any consequent reduction in its Tax.

         (b) Nothing in paragraph (a) shall interfere with the right of the Lender to arrange its Tax affairs in any manner it thinks fit. In particular, the Lender shall not be under any obligation to claim any credit, relief, remission or repayment in respect of the amount of any Additional Taxes in priority to any other credit, relief, remission or repayment available to it or to disclose to any Borrowers or Foster's Brewing Group any information regarding its tax affairs or tax computations.

18.      CHANGES IN LAW
--------------------------------------------------------------------------------
18.1     INCREASED COSTS

         Whenever the Lender determines that it or any of its Related Companies is affected by any change (occurring after the date of this Agreement) in, any making (occurring after the date of this Agreement) of, or any change (occurring after the date of this Agreement) in the interpretation or
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         application by any Governmental Agency, central bank or other fiscal, monetary or other authority of, any law, official directive or request (including, without limitation, with respect to Taxation (other than an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements) and that as a result:

         (a) the effective cost to the Lender of making, funding or maintaining any Segment or its Commitment is in any way increased;

         (b) any amount paid or payable to or received or receivable by the Lender or the effective return to the Lender or any of its Related Companies under or in respect of this Agreement or the Trust Deed is in any way reduced;

         (c) the return of the Lender or any of its Related Companies on the capital which is or becomes directly or indirectly allocated by the Lender or the Related Company to any Segment or its Commitment is in any way reduced; or

         (d) in any way, in so far as that law, official directive or request relates to or affects its Commitment, any Segment, this Agreement or the Trust Deed, the overall return on capital of the Lender or any of its Related Companies is reduced,

         (including, without limitation, by reason of the Lender or any of its Related Companies being restricted in its capacity to enter other transactions, or being required to make a payment or foregoing or earning reduced interest or other return on any capital or on any amount calculated by reference in any way to, or allocating capital to, the amount of any Segment, its Commitment or to any other amount paid or payable or received or receivable under this Agreement or the Trust
         Deed) then:

         (e) (when it has calculated the effect of the foregoing and the amount to be charged) the Lender shall notify Foster's Brewing Group; and

         (f) on demand from time to time the applicable Borrower or Borrowers shall pay for the account of the Lender the amount certified by an Authorised Officer of the Lender which shall compensate it or its relevant Related Company (as the case may be) for such increased cost or such reduction.

         This Clause applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observance of which is customary for the Lender or in the Lender's judgement necessary.

18.2     MINIMISATION

         (a) (NOTICE): At the time of making such demand the Lender shall deliver to Foster's Brewing Group a certificate specifying (without any obligation to disclose any details relating to its business and Tax affairs):

                  (i) the event by reason to which it is entitled to make such demand; and
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                  (ii)     the calculations (in reasonable detail) on which such
                           demand is based.

         (b) (NO DEFENCE): If the Lender and (if applicable) its Related Company has acted in good faith it shall not be a defence that any cost, reduction or payment or loss of tax credit referred to in Clause 18 or this Clause could have been avoided.

         (c) (NEGOTIATION): At the request of the applicable Borrower or Borrowers or Foster's Brewing Group, the Lender shall negotiate in good faith with the applicable Borrower or Borrowers with a view to finding a means by which any such cost, reduction or repayment or loss of tax credit or the effect of any unlawfulness or impracticability referred to in Clause 19.1 or, if applicable, of the Bank of England's requirements or requests referred to in Clause 19.2 can be minimised.

18.3     SURVIVAL OF OBLIGATIONS

         The obligations of the Borrowers under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

19.      ILLEGALITY
--------------------------------------------------------------------------------
19.1     ILLEGALITY

         If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for the Lender to make, fund or maintain any Segment provided to a Borrower, then:

         (a) the Lender may, by notice to that Borrower, terminate its obligation to that Borrower to provide the Segment;

         (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, that Borrower will prepay the Segment together with all fees and other amounts payable in relation to the Segment; and

         (c) such prepayment shall be made immediately, but if in the opinion of the Lender delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, it shall be made on the latest permitted day.

19.2     BANK OF ENGLAND REQUIREMENTS

         If the Lender is required or requested by the Bank of England to retire any outstanding Bills under the Sterling Bill Facility sold by the Lender to any person(s), the Lender shall so inform Treasury UK and Treasury UK may elect to prepay the Bills together with all fees and other amounts payable in connection with the Bills, and if Treasury UK does not so elect to prepay, it shall indemnify the Lender in respect of any cost, claim, expense or liability suffered or incurred by the Lender in connection therewith (notwithstanding
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         that the maturity dates of such Bills may not have, and that no Event of Default may have, occurred).

20.      CONDITIONS PRECEDENT AND SUBSEQUENT
--------------------------------------------------------------------------------
20.1     CONDITIONS PRECEDENT TO DRAWDOWN

         The right of any of the Borrowers to give the first Drawdown Notice and the obligations of the Lender under this Agreement are subject to the condition precedent that the Lender has received all of the following in form and substance satisfactory to it:

         (a) (VERIFICATION CERTIFICATE): A certificate in relation to each of the Borrowers and Foster's Brewing Group substantially in the form of Annexure H (with the attachments (in form and substance satisfactory to the Lender) referred to).

         (b) (EXECUTED COUNTERPARTS): Counterparts of this Agreement duly executed by each of the Borrowers and Foster's Brewing Group.

         (c) (APPROVED FACILITY CERTIFICATE): An Approved Facility Certificate in respect of the Facilities.

         (d) (BORROWERS' LAWYERS' OPINIONS - THIS AGREEMENT): An opinion of Arthur Robinson & Hedderwicks, Clifford Chance, McCarthy Tetrault, Australian, English and Canadian lawyers respectively for the Borrowers and Foster's Brewing Group, in relation to this Agreement.

20.2     CONDITIONS PRECEDENT TO EACH SEGMENT

         The obligation of each Lender to make available a Segment is subject to the following conditions precedent:

         (a) (TRUST DEED CONDITIONS PRECEDENT - NO INCREASE IN PRINCIPAL AMOUNT): to the extent only that the provision of the Segment would result in an increase in the aggregate principal amount of all Segments outstanding on that day, that each of the conditions precedent set out in paragraphs (i) to (vi) (both inclusive) of Clause 5.7(a) of the Trust Deed (subject to Clause 5.7(c) of the Trust Deed) applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to the Lender);

         (b) (TRUST DEED CONDITIONS PRECEDENT - NO PROVISION OR ROLLOVER OF ACCOMMODATION): that each of the conditions precedent in paragraphs (a) to (d) (both inclusive) of Clause 5.8 of the Trust Deed applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to the Lender);

         (c) (NO DEFAULT): that no Event of Default or Potential Event of Default will result from the provision of the financial accommodation;
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         (d)      (AUTHORISATION): that all necessary Authorisations for the provision of the financial accommodation have been obtained;
                  and

         (e) (DIRECTORS): in the case of a Segment to be provided to Treasury UK, unless the requirement in Treasury UK's articles of association that at least half of its board of directors are to be resident in the United Kingdom has been deleted, Treasury UK representing and warranting that at the Drawdown Date at least half of its board of directors are resident in the United Kingdom.

21.      REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT
--------------------------------------------------------------------------------

21.1     REPRESENTATIONS AND WARRANTIES

         (a) Each of the Borrowers and Foster's Brewing Group acknowledges that the Lender enters into this Agreement in reliance on the representations and warranties contained in Clause 3 of the Trust Deed.

         (b) Each of the Borrowers and Foster's Brewing Group acknowledges that the representations and warranties in Clause 3 of the Trust Deed are repeated for the benefit of the Lender in accordance with Clause 3.4 of the Trust Deed.

21.2     TRUST DEED COVENANTS

         Each of the Borrowers and Foster's Brewing Group acknowledges that it has given the undertakings in the Trust Deed for the benefit of the Lender and the Lender is entering into this Agreement in reliance on those undertakings.

21.3     EVENTS OF DEFAULT

         (a) The list of Events of Default and the rights of the Lender as a Creditor as a consequence of an Event of Default are set out in Clause 5 of the Trust Deed.

         (b) Each of the Borrowers and Foster's Brewing Group acknowledges that the Lender enters into this Agreement in reliance on the rights conferred under Clause 5 of the Trust Deed and on the basis that it is and will be entitled to exercise those rights as a "Creditor".

22.      SET-OFF
--------------------------------------------------------------------------------
22.1     SET-OFF

         Each of the Borrowers and Foster's Brewing Group authorises the Lender (but without obligation on the part of the Lender) if an Event of Default which would entitle the Lender (as a Creditor) or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed is subsisting to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of the Lender in or towards satisfaction of any
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         sum at any time due and payable by it to the Lender under or in relation to any Relevant Document.

22.2     CURRENCY EXCHANGE

         The Lender may effect such currency exchanges as are appropriate to implement such set-off.

23.      INDEMNITIES
--------------------------------------------------------------------------------

         Each of the Borrowers and Foster's Brewing Group shall indemnify the Lender on demand against any loss, cost or expense the Lender may sustain or incur as a consequence of:

         (a) the occurrence of any Event of Default or Potential Event of Default;

         (b) any statement in or omission or alleged omission from any information or loan proposal or any document or information prepared or authorised by it or any claim in respect of any of the foregoing (including legal costs on a full indemnity basis or solicitor/own client basis, whichever is the greater);

         (c) any Segment requested in a Drawdown Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any default by the Lender); or

         (d) the Lender receiving payments of principal in respect of any Segment other than on the last day of the relevant Funding Period for any reason, including, without limitation, prepayment in accordance with this Agreement, but excluding default by the Lender.

         Without limitation, such indemnity shall include any liabilities, losses, costs, charges or expenses incurred in liquidating funds or the interest or other losses incurred by the Lender in otherwise employing funds borrowed, raised, contracted for or utilised to fund or maintain any Segment (including loss of margin) and any liabilities, losses, costs, charges or expenses incurred by the Lender resulting from the variation, termination or making of any other arrangements in relation to any arrangements ancillary or related to this Agreement including, without limitation, any option, currency or interest rate swap agreement, forward interest rate agreement or foreign exchange agreement entered into by the Lender in connection with or in order to facilitate the provision of any Segment and including in each case, without limitation, reasonable external legal costs, charges and expenses calculated at the option of the Lender on a full indemnity basis or solicitor/own client basis. A statement signed in writing by an Authorised Officer of the Lender will, in the absence of manifest error, be sufficient evidence as to the existence and amount of its liabilities, losses, costs, charges and expenses under or in connection with this Clause 23.
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24.      CURRENCY INDEMNITY
--------------------------------------------------------------------------------
24.1     GENERAL

         Whenever:

         (a) any amount payable by a Borrower or Foster's Brewing Group under or in respect of this Agreement is received or recovered by the Lender in a currency (the PAYMENT CURRENCY) other than the currency under which the relevant amount was payable under this Agreement (the AGREED CURRENCY) for any reason (including without limitation as result of any judgment or order); and

         (b) the amount actually received by the Lender in accordance with its normal practice by converting the Payment Currency into the Agreed Currency is less than the relevant amount of the Agreed Currency, then that Borrower or Foster's Brewing Group (as applicable) shall, to the fullest extent that it is permitted to do so, as an independent obligation and notwithstanding any such judgment, indemnify the Lender on demand against the deficiency.

24.2     LIQUIDATION

         In the event of the Liquidation of a Borrower or Foster's Brewing Group, that Borrower or Foster's Brewing Group (as applicable), shall, to the fullest extent that they may effectively do so, indemnify the Lender on demand against any deficiency arising or resulting from any variation as between:

         (a) the exchange rate actually applied for the purposes of such Liquidation in converting into another currency any amount expressed in one currency due or contingently due under this Agreement or under any judgment or order relating to any Relevant Document; and

         (b) the exchange rate at which the Lender in accordance with its normal practice would be able to purchase the last-mentioned currency with the first-mentioned currency as at the final date or dates for the filing of proof or other claim in the Liquidation or the nearest available prior date including any premiums and costs of exchange payable in connection with the purchase.

25.      STAMP DUTIES
--------------------------------------------------------------------------------
25.1     BORROWER TO PAY

         Each of the Borrowers shall pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or any other transaction contemplated by this Agreement.
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25.2     FID ETC INCLUDED

         Such Taxes shall include any financial institutions duty, debits tax or other Taxes payable by return and any such Taxes passed on to the Lender by any bank or financial institution.

25.3     INDEMNITY

         The Borrowers shall indemnify the Lender on demand against any liabilities resulting from delay or omission to pay such Taxes for which it is responsible.

26.      EXPENSES
--------------------------------------------------------------------------------

         The Borrowers shall on demand reimburse the Lender for the reasonable expenses of the Lender in connection with:

         (a) any subsequent consent, approval, waiver, variation or amendment under or to this Agreement; and

         (b) the amendment, variation, termination or enforcement of, or the preservation of any rights under, this Agreement including, without limitation, any expenses incurred in retaining consultants to evaluate matters of material concern to the Lender, including, in each case, reasonable legal costs and expenses on a full indemnity basis together with any VAT thereon.

27.      WAIVERS, REMEDIES CUMULATIVE
--------------------------------------------------------------------------------
27.1     WAIVERS

         No failure to exercise and no delay in exercising any right, power or remedy under this Agreement by any party shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

27.2     RIGHTS CUMULATIVE

         The rights, powers and remedies provided to the parties are cumulative and not exclusive of any rights, powers or remedies provided by law.

28.      SEVERABILITY OF PROVISIONS
--------------------------------------------------------------------------------

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.
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29.      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
--------------------------------------------------------------------------------

29.1     SURVIVAL OF REPRESENTATIONS

         All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement and final payment of the Guaranteed Moneys.

29.2     CONTINUING INDEMNITIES

         Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive the termination of this Agreement.

30.      MORATORIUM LEGISLATION
--------------------------------------------------------------------------------

         To the full extent permitted by law all legislation which at any time directly or indirectly:

         (a) lessens or otherwise varies or affects in favour of the Borrowers or Foster's Brewing Group any obligation under this Agreement; or

         (b) delays or otherwise prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by this Agreement,

         is negated and excluded from this Agreement.

31.      CONTROL ACCOUNTS
--------------------------------------------------------------------------------

         The accounts kept by the Lender shall constitute sufficient evidence unless the contrary is proved of the amount at any time due from the Borrowers under any Relevant Document.

32.      INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------

32.1     DEFAULT INTEREST

         Subject to Clause 32.6, the relevant Borrower shall pay interest on:

         (a) all amounts due and payable by it under or in relation to this Agreement (including such amounts due for payment under Clause 5 of the Trust Deed) and unpaid;

         (b) all amounts claimed (to the extent cash cover is not provided in respect of such amount, as and when required under the Relevant Document) under a Letter of Credit,
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         (including interest payable under this Clause) in the currency of the relevant amount. Interest under this Clause shall accrue on a daily basis at the rate provided in Clause 32.2, subject to Clause 32.6, from the date such amount is due and payable or the Lender receives a claim under a Letter of Credit.

         All amounts payable by the Borrower to the Lender under this Clause
         32.1 shall be payable on demand by the Lender.

32.2     RATE

         Such interest shall accrue, subject to Clause 32.5, from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment at a rate determined by the Lender to be the aggregate of 1.5% per annum and the higher of:

         (a) the rate (if any) applicable to such amount immediately prior to the due date;

         (b) the sum of the Margin and the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the rates quoted to the Lender two Business Days before the date of default (or, as appropriate, the expiry of the funding period referred to below) by leading banks in the London Interbank Market (as selected by the Lender), for the making of deposits in the currency concerned of an amount comparable to the overdue amount on call or for such funding period not exceeding three months as the Lender may determine from time to time (or, if no such quotes are available, such equivalent rate as the Lender may determine); and

         (c) the cost incurred by the Lender in funding the relevant Facility (as certified by the Lender).

32.3     BASIS OF CALCULATION

         Interest under Clause 32.2 (a) shall be calculated on the basis of a year of 365 days or 366 days (as the case may be) (in the case of unpaid amounts denominated in Sterling, NZ dollars or Australian dollars) or 360 days (in the case of unpaid amounts denominated in US dollars or Euros).

32.4     CAPITALISATION

         Unless demanded more frequently, interest under this Clause 32 shall capitalise quarterly.

32.5     CONTINGENT AMOUNTS

         Without prejudice to the obligations of the Borrower under Clause 32.6, the Borrower shall not be obliged to pay interest under this Clause 32 on any amount due and payable under this Agreement or the Trust Deed in respect of any contingent liability of the Lender under a Letter of Credit or in respect of any unmatured Bill accepted for the Borrower's account unless and until:

         (a) where the amount was payable in respect of the contingent liability of the Lender under a Letter of Credit, a claim is made on the Lender under or in relation to the Letter of Credit;
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         (b)      where the amount was payable in respect of an unmatured Bill accepted for account, the maturity date of that Bill.

32.6     RISK FEE

         The relevant Borrower shall pay to the Lender a risk fee on all amounts due and payable by that Borrower under this Agreement or the Trust Deed in respect of any contingent liability of the Lender under a Letter of Credit or in respect of any unmatured Bill but unpaid, in the currency or currencies of the relevant amounts, at the rate of 1.5% per annum of the face amount of the Letter of Credit or the unmatured Bill from the due date up until:

         (a) in the case of an amount payable in respect of the contingent liability of the Lender under a Letter of Credit, a claim is made on the Lender under or in relation to that Letter of Credit or the Letter of Credit expires without having been drawn upon; and

         (b) in the case of an amount payable in respect of an unmatured Bill, the maturity date of that Bill,

         calculated on the basis of a year of 365 days or 366 days (as the case may be) where the Letter of Credit or unmatured Bill is denominated in Sterling, NZ dollars or Australian dollars or 360 days where the Letter of Credit is denominated in US dollars or Euros. Such fee shall be payable, in relation to each such amount, on the last day of the period in respect of which the fee is payable or, if that period is longer than three months, the date three months after the amount becomes due and payable under this Agreement or the Trust Deed (as applicable) and the last day of the period in respect of which the fee is payable.

33.      FEES
--------------------------------------------------------------------------------

         Each Borrower shall pay to the Lender the establishment, line and Letter of Credit fees in the amounts and at the times set out in the letters from the Lender to Foster's Brewing Group (which have been accepted by an Authorised Officer of Foster's Brewing Group).

34.      ASSIGNMENT
--------------------------------------------------------------------------------

34.1     ASSIGNMENTS BY BORROWERS AND FOSTER'S BREWING GROUP

         None of the Borrowers or Foster's Brewing Group shall assign or transfer all or any of its rights or obligations under this Agreement without the prior written consent of the Lender.

34.2     ASSIGNMENT BY LENDER

         The Lender may assign or transfer all or any of its rights or obligations under this Agreement to another bank or financial institution at any time if:

         (a)      any necessary prior Authorisation is obtained;
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         (b)      Foster's Brewing Group has given its prior consent to such transfer or assignment, which consent:

                  (i)      shall not be unreasonably withheld;

                  (ii) shall not be required in the case of a transfer or assignment to a Related Company of the Lender which will provide the relevant Facilities through lending offices located in the same jurisdictions as the Lending Offices specified in the First Schedule in respect of those Facilities; and

                  (iii) will be deemed to have been given if no response is received within 15 days of request for such consent;

         (c) the assignee or transferee first executes and delivers to Foster's Brewing Group an agreement (in form and substance reasonably satisfactory to Foster's Brewing Group) under which the assignee or transferee agrees to be bound by this Agreement and, if it is not a Creditor, a Creditor Accession Deed.

34.3     DISCLOSURE

         The Lender may with the prior consent of Foster's Brewing Group (which shall not unreasonably be withheld or delayed) disclose to a proposed assignee, or transferee or sub-participant information relating to any member of the Group or furnished in connection with this Agreement.

34.4     CHANGE OF LENDING OFFICE

         The Lender may not change any of its Lending Offices unless:

         (a) it gives prior notice to Foster's Brewing Group and consults with Foster's Brewing Group; and

         (b) its new Lending Office is in the same jurisdiction as the relevant existing Lending Office.

34.5     INCREASE IN COSTS

         Subject to contrary agreement between the parties, if the Lender assigns its rights or transfers any or all of its rights and obligations under this Agreement or changes its Lending Offices, none of the Borrowers nor Foster's Brewing Group shall be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the assignment or transfer or change of its Lending Office and of which the Lender or its assignee or transferee (as applicable) was aware or ought reasonably to have been aware on the date of the assignment, transfer or change.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

35.      NOTICES
--------------------------------------------------------------------------------
35.1     NOTICES

         All notices, requests, demands, consents, approvals, disclosures, agreements or other communications to or by a party to this Agreement shall:

         (a) except where this Agreement specifically contemplates oral communications, be in writing addressed to the address of the recipient shown in this Agreement or to such other address as it may have notified the sender;

         (b)      be signed by an Authorised Officer of the sender; and

         (c)      be deemed to be duly given or made:

                  (i) (in the case of delivery in person or by post) when delivered to the recipient at such address;

                  (ii) (in the case of telex) on receipt by the sender of the answerback code of the recipient at the end of transmission; or

                  (iii) (in the case of facsimile transmission) on receipt by the sender of acknowledgment of transmission free of error at the end of transmission,

                  but if such delivery or receipt is later than 4.00 p.m. (local time) or is not on a day on which business is generally carried on in the place to which such communication is sent, it shall be deemed to have been duly given or made at the commencement of business on the next such business day in that place.

35.2     TO BORROWERS OR FOSTER'S BREWING GROUP

         Any notice required to be given to a Borrower or Foster's Brewing Group shall be deemed given if given to Foster's Brewing Group and that Borrower in accordance with Clause 36 to the following relevant addresses:

                  FOSTER'S BREWING GROUP LIMITED
                  77 Southbank Boulevard,
                  Southbank, Victoria, 3006

                  Telephone:        (03) 9633 2000
                  Fax:              (03) 9633 2634
                  Contact: Vice President, Treasury

                  FBG TREASURY (UK) PLC
                  Montrose House
                  Chertsey Boulevard
                  Hanworth Lane
                  Chertsey, Surrey KT16 9JX, United Kingdom

                  Telephone:        01932 570265

FACILITY AGREEMENT
--------------------------------------------------------------------------------
                  Fax:              01932 566703
                  Contact:          Executive Director

                  FBG TREASURY (AUST.) LIMITED
                  77 Southbank Boulevard
                  Southbank, Victoria, 3006

                  Telephone:        (03) 9633 2000
                  Fax:              (03) 9633 2634
                  Contact:          Vice President, Treasury

                  FBG TREASURY (NZ) LIMITED
                  Level 1, Elder's House
                  60 Khyber Pass Road
                  Grafton, Auckland, New Zealand

                  Telephone:        (64) 9 914 5933
                  Fax:              (64) 9 914 5924
                  Contact:          Annette Stockman

                  FBG TREASURY (USA) INC.
                  Suite 274
                  103 Foulk Road
                  Wilmington Delaware USA 19803

                  Telephone:        302 777 1266
                  Fax:              302 662 8667
                  Contact:          Beth Peoples


                  FBG TREASURY (EUROPE) B.V.
                  De Nederlandse Wijnbeurs B.V.
                  Amstellandlaan 84
                  1382 CH Weesp
                  The Netherlands

                  Telephone:        (31) 2942 56555
                  Fax:              (31) 2942 56568
                  Contact:          Jacques Van Rijn

36.      AUTHORISED OFFICERS
--------------------------------------------------------------------------------

         Each of the Borrowers and Foster's Brewing Group irrevocably authorises the Lender to rely on a certificate by any person purporting to be one of its directors or secretaries, as to the identity and signatures of its Authorised Officers and warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

37.      GOVERNING LAW AND JURISDICTION
--------------------------------------------------------------------------------

         This Agreement is governed by and construed in accordance with the laws of Victoria. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Victoria.

38.      COUNTERPARTS
--------------------------------------------------------------------------------

         This Agreement may be executed in any number of counterparts. All of such counterparts taken together shall be deemed to constitute the one instrument.

39.      ACKNOWLEDGEMENT BY BORROWERS AND FOSTER'S BREWING GROUP
--------------------------------------------------------------------------------

         Each of the Borrowers and Foster's Brewing Group confirms that:

         (a) it has not entered into this Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Lender or any Related Company of the Lender (including, without limitation, any advice, warranty, representation or undertaking but excluding the representations in Clause 39); and

         (b) neither the Lender nor any Related Company of the Lender is obliged to do anything (including, without limitation, disclose anything or give advice), except as expressly set out in the Relevant Documents.

40.      UK LENDER REPRESENTATIONS
--------------------------------------------------------------------------------
40.1     ELIGIBLE BANK WARRANTY

         The Lender through its UK Lending Office represents and warrants for the benefit of Treasury UK that it is recognised by the Bank of England as an institution whose UK acceptances are eligible for discount at the Bank of England.

40.2     SECTION 349 WARRANTY

         The Lender represents and warrants, as at the date of this Agreement for the benefit of Treasury UK that it is a Qualifying Lender.

40.3     CEASING TO BE A QUALIFYING LENDER

         (a) The Lender shall promptly give notice to Treasury UK if it ceases to be a Qualifying Lender.

         (b) If the Lender is not or ceases, otherwise than by reason of any change in English law (excluding any change of law as a result of any provision of the Finance Act) or in its interpretation or application by any competent authority or any change in any extra-statutory or revenue concession, to be a Qualifying Lender, then Treasury UK shall not be liable to pay to the Lender under Clause 17.5 any amount

FACILITY AGREEMENT
--------------------------------------------------------------------------------
                  in excess of the amount it would have been obliged to pay if the Lender were a Qualifying Lender.

41.      ATTORNEYS
--------------------------------------------------------------------------------

         Each attorney executing this Agreement states that he has no notice of the revocation of his power of attorney.

FACILITY AGREEMENT
--------------------------------------------------------------------------------


SCHEDULE 1

LENDING OFFICES
--------------------------------------------------------------------------------

LENDING OFFICE FOR AUSTRALIAN DOLLAR PAYMENTS AND THE A$ BILL FACILITY, A$ CASH ADVANCE FACILITY AND THE LC FACILITY DENOMINATED IN AUSTRALIAN DOLLARS.


Level 14
385 Bourke Street
MELBOURNE   VIC  3000

Attention: Mr John Batchelor
Telephone: 9675 6680
Facsimile: 9675 7288



LENDING OFFICE FOR STERLING PAYMENTS AND THE STERLING BILL FACILITY, STERLING CASH ADVANCE FACILITY AND THE LC FACILITY DENOMINATED IN STERLING AND EURO PAYMENTS, THE EURO CASH ADVANCE FACILITY AND THE LC FACILITY DENOMINATED IN EUROS


Commonwealth Bank of Australia
Senator House
85 Queen Victoria Street
London EC4V 4HA

Attention: Nick Walker/Adrian Spain
Telephone: 44 171 710 3926
Facsimile:   44 171 329 6611



LENDING OFFICE FOR US DOLLAR PAYMENTS AND THE US$ CASH ADVANCE FACILITY AND LC FACILITY DENOMINATED IN US DOLLARS.


Commonwealth Bank of Australia
599 Lexington Avenue
New York NY 10022 USA

Attention:  Vice President and Senior Manager, Banking Services
Telephone:  (1212) 848 9200
Facsimile:  (1212) 336 7722

FACILITY AGREEMENT
--------------------------------------------------------------------------------

LENDING OFFICE FOR NZ DOLLAR PAYMENTS AND LC FACILITY DENOMINATED IN NZ DOLLARS Level 14
385 Bourke Street
MELBOURNE VIC 3000

Attention: Mr John Batchelor
Telephone: 9675 6680
Facsimile: 9675 7288

FACILITY AGREEMENT
--------------------------------------------------------------------------------

SCHEDULE 2

ADDITIONAL DOMESTIC STERLING COSTS
--------------------------------------------------------------------------------

(a) The additional domestic Sterling cost for an amount for a Funding Period is the rate determined by the Lender to be equal to the rate notified by the Lender and calculated in accordance with the following formulae:

         In relation to an amount denominated in Sterling:

         BY + S(Y - Z) + F x 0.01% per annum = additional domestic Sterling cost
         ------------------------
         100 - (B + S)

         where on the day of application of the formula:

         B is the percentage of the Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Sterling deposits are offered by the Lender to leading banks in the London interbank market at or about 11.00 a.m. on that day for the Funding Period;

         S is the percentage of the Lender's eligible liabilities which the Bank of England requires the Lender to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per [pound]1 million of the fee base of the Lender.

(b)      For the purposes of this Schedule 2:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "fee base" has the meaning given to it in the Fees
                  Regulations; and

         (iii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)      (i)      The formula is applied on the first day of the relevant
                  Funding Period.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Lender in its reasonable opinion determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Lender following consultation with the relevant Borrower shall notify the relevant Borrower of the manner in which the additional domestic Sterling cost will subsequently be calculated. The manner of calculation so notified by the Lender shall, in the absence of proven error, be binding on all the parties.

FACILITY AGREEMENT
--------------------------------------------------------------------------------


ANNEXURE A

STERLING DRAWDOWN NOTICE
--------------------------------------------------------------------------------


To:      Commonwealth Bank of Australia



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE



We refer to the Facility Agreement dated 10 May 1991 as amended (the FACILITY AGREEMENT).

Pursuant to Clause 7.1/12.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on [#]. (the DRAWDOWN DATE);

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is L[#];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2]

(3)      we request the following Segments:

         FACILITY               PRINCIPAL                      FUNDING
                                AMOUNT                         PERIOD

         *                      **                             ***
         --------------------
         *                Sterling Bill or Sterling Cash Advance Facility

         **                Principal Amount must comply with Clause 7.1 or 12.1

         ***               Funding Periods to comply with Clause 4

(4)      we request that the proceeds of the cash advances be remitted to account number .......... at......................... .

(5) we [enclose]/[irrevocably request you to prepare, complete, draw, sign and deliver on our behalf]/[enclose and irrevocably request you to complete (including inserting the issue and maturity dates), draw, sign, and deliver on our behalf] Bills (details of which appear in Schedule 1 below) drawn by FBG TREASURY (UK) PLC (TREASURY UK) on the Lender.

         We irrevocably request the Lender to do as follows on [#]

         (a) in accordance with the Facility Agreement, accept the Bills for the accommodation of Treasury UK.

         (b)      [debit to the account of Treasury UK styled
                  .......................... ........................ at the
                  ..................................... Branch of the Lender

FACILITY AGREEMENT
--------------------------------------------------------------------------------

                  [deduct from the proceeds referred to in (4) above] the amount of the Lender's [acceptance/endorsement] and other fees, any stamp or other documentary or transaction Tax payable on or in respect of the Bills or any other amount owing by Treasury UK to the Lender under the Facility Agreement but unpaid.

         (c) [complete the name of the payee on the Bills, purchase the Bills or at the Lender's option sell them to any person and credit the net proceeds [after deducting any moneys payable under (b) above] to the account of Treasury UK styled
                  ...................... at the ...........................
                  Branch of the Lender; and]

                           [OR]

         (d)      [deliver the accepted Bills to ..............................
                  (a specimen of whose signature appears below).]

                           [OR]

         (e)      [deliver the accepted Bills to ...............................
                  (a specimen of whose signature appears below) against the
                  receipt of [pound]........... which moneys are to be credited to the account of Treasury UK styled .........................
                  at the ................................ Branch of the Lender.]

(6) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



SCHEDULE 1


---------------  ------------  ----------  --------  ----------  --------------

DRAWER'S         DATE          MATURITY    FACE      DRAWER'S    ACCEPTOR'S/
NO. OF BILL      EXECUTION     DATE        AMOUNT    NAME        ENDORSER(S)'
                                                                 NAME/NAME(S)
---------------  ------------  ----------  --------  ----------  --------------





For and on behalf of
FBG TREASURY (UK) PLC


By:
[Authorised Officer]
Dated:        , [#].

FACILITY AGREEMENT
--------------------------------------------------------------------------------



ANNEXURE B

A$ DRAWDOWN NOTICE
--------------------------------------------------------------------------------



To:      Commonwealth Bank of Australia



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE



We refer to the Facility Agreement dated 10 May 1991 as amended (the FACILITY AGREEMENT).

Pursuant to Clause 8.1/13.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on [#] (the DRAWDOWN DATE);

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is A$[     ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2]

(3)      we request the following Segments:

         FACILITY             PRINCIPAL                     FUNDING
                              AMOUNT                        PERIOD

         *                    **                            ***
         --------------------
         *                 A$ Bill or A$ Cash Advance Facility

         **                Principal Amount must comply with Clause 8.1 or 13.1

         ***               Funding Periods to comply with Clause 4

(4)      we request that the proceeds of the cash advances be remitted to account number .......... at ......................... .

(5) we [enclose]/[irrevocably request you to prepare, complete, draw, sign and deliver on our behalf]/[enclose and irrevocably request you to complete (including inserting the issue and maturity dates), draw, sign, and deliver on our behalf] Bills (details of which appear in Schedule 1 below) drawn by FBG TREASURY (AUST.) LIMITED (TREASURY AUST.) on the Lender.

         We irrevocably request the Lender to do as follows on [#]

         (a) in accordance with the Facility Agreement, accept the Bills for the accommodation of Treasury Aust..

         (b)      [debit to the account of Treasury Aust. styled
                  .......................... ........................at the
                  ..................................... Branch of the Lender
                  [deduct from the proceeds referred to in (4) above] the amount of the Lender's [acceptance/endorsement] and other fees, any stamp or

FACILITY AGREEMENT
--------------------------------------------------------------------------------

                  other documentary or transaction Tax payable on or in respect of the Bills or any other amount owing by Treasury Aust. to the Lender under the Facility Agreement but unpaid.

         (c) [complete the name of the payee on the Bills, purchase the Bills or at the Lender's option sell them to any person and credit the net proceeds [after deducting any moneys payable under (b) above] to the account of Treasury Aust. styled
                  ...................... at the ...........................
                  Branch of the Lender; and]

                           [OR]

         (d)      [deliver the accepted Bills to ..............................
                  (a specimen of whose signature appears below).]

                           [OR]

         (e)      [deliver the accepted Bills to ...............................
                  (a specimen of whose signature appears below) against the
                  receipt of A$........... which moneys are to be credited to the account of Treasury Aust. styled ................. at the
                  ................................. Branch of the Lender.]

(6) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.

SCHEDULE 1

---------------  ------------  ----------  --------  ----------  --------------

DRAWER'S         DATE          MATURITY    FACE      DRAWER'S    ACCEPTOR'S/
NO. OF BILL      EXECUTION     DATE        AMOUNT    NAME        ENDORSER(S)'
                                                                 NAME/NAME(S)
---------------  ------------  ----------  --------  ----------  --------------



For and on behalf of
FBG TREASURY (AUST.) LIMITED


By:
[Authorised Officer]
Dated:        , [#].

FACILITY AGREEMENT
--------------------------------------------------------------------------------



ANNEXURE C

US$ DRAWDOWN NOTICE
--------------------------------------------------------------------------------

To:      Commonwealth Bank of Australia

MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE



We refer to the Facility Agreement dated 10 May 1991 as amended (the FACILITY AGREEMENT).

Under Clause 9.1 of the Facility Agreement:

(1)      we give you irrevocable notice that we wish to draw on       (the
         DRAWDOWN DATE);

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is US$[     ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2]

(3)      we request the following Segments:

         FACILITY                   PRINCIPAL                     FUNDING
                                    AMOUNT                        PERIOD

         US$ Cash Advance
         Facility                   *                             **


         --------------------
         *        Principal Amount must comply with Clause 9.1.

         **       Funding Periods to comply with Clause 4.

(4)      we request that the proceeds be remitted to account number          at
                    ;

(5) we acknowledge that pursuant to Clause 3.4 of the Trust Deed the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



For and on behalf of
FBG TREASURY (USA) INC.
By:
[Authorised Officer]
Dated:          , [#].

FACILITY AGREEMENT
--------------------------------------------------------------------------------


ANNEXURE D

NZ$ DRAWDOWN NOTICE
--------------------------------------------------------------------------------


To:      Commonwealth Bank of Australia



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE



We refer to the Facility Agreement dated 10 May 1991 as amended (the FACILITY AGREEMENT).

Pursuant to Clause 11.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on [#] (the DRAWDOWN DATE);

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is NZ$[     ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2]

(3)      we request the following Segments:

         FACILITY                 PRINCIPAL                     FUNDING
                                  AMOUNT                        PERIOD

         *                        **                            ***
         --------------------
         *        NZ$ Cash Advance Facility

         **       Principal Amount must comply with Clause 11.1

         ***      Funding Periods to comply with Clause 4

(4)      we request that the proceeds of the cash advances be remitted to account number .......... at ......................... .

(5) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.

For and on behalf of
FBG TREASURY (NZ) LIMITED


By:
[Authorised Officer]
Dated:             , [#].

FACILITY AGREEMENT
--------------------------------------------------------------------------------




ANNEXURE E

LC FACILITY DRAWDOWN NOTICE
--------------------------------------------------------------------------------



To:      Commonwealth Bank of Australia



MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE NO. *



We refer to the Facility Agreement dated 10 May 1991 as amended (the "Facility Agreement").

Pursuant to Clause 14.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on [#] (the "Drawdown Date");

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is:

         [SUCH AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2]

(3)      We request the following Segments under the LC Facility:



         FACILITY                 PRINCIPAL                    FUNDING
                                  AMOUNT                       PERIOD

         LC Facility              *                            **


         --------------------
         *        Principal Amount must comply with Clause 14.4.

         **       Funding Periods to comply with Clause 4.

(4) We request that each Letter of Credit shall be made available to our account or our Group Nominee at the relevant Lending Office as set out in Schedule 1. The details of the Secured Financing in respect of which each Letter of Credit is issued are set out in Schedule 2.

(5) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representation and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice

FACILITY AGREEMENT
--------------------------------------------------------------------------------




SCHEDULE 1
-------------- -------------- ---------------- -------------- ----------------

SEGMENT NO     BENEFICIARY    LENDING OFFICE   FACE AMOUNT    ON ACCOUNT OF

1(a)

 (b)

 (c)
-------------- -------------- ---------------- -------------- ----------------





SCHEDULE 2


------------ ----------------- --------------- ----------------- ---------------

SEGMENT      PRINCIPAL AMOUNT  [INTEREST AND   [OTHER AMOUNTS    MATURITY DATE
             OF SECURED        AMOUNTS IN THE  (TO COMPLY WITH
             FINANCING         NATURE OF       CLAUSE 15)]
                               INTEREST]

1(a)

 (b)

 (c)
------------ ----------------- --------------- ----------------- ---------------





For and on behalf of
RELEVANT BORROWER/FOSTER'S BREWING GROUP


By:
[Authorised Officer]
Dated:        , [#].

FACILITY AGREEMENT
--------------------------------------------------------------------------------


ANNEXURE F

FORM OF LETTER OF CREDIT
--------------------------------------------------------------------------------



COMMONWEALTH BANK OF AUSTRALIA

[Date]



TO:      [Name and Address of Beneficiary]





Dear Sirs,



Commonwealth Bank of Australia has pleasure in detailing the particulars of our Letter of Credit issued in your favour.



--------------------------------------------------------------------------------

COMMONWEALTH BANK OF AUSTRALIA

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ................



DATED........................,.............

--------------------------------------------------------------------------------



ON ACCOUNT OF:                     [Relevant Borrower/Group Nominee]

BENEFICIARY:                        .................(the "Beneficiary")

AMOUNT:                             Maximum limit of liability
                                    A$/US$/[pound]/EUR/NZ$
                                    [specify currency and figure]



[OTHER CURRENCY] EQUIVALENT:        Maximum [Other Currency] limit of liability
                                    [#] (calculated at an exchange rate of:
                                    [SPECIFY RATE] ("Exchange Rate")]

EXPIRY DATE:                        ...........................,...........

AVAILABLE AT:                       Commonwealth Bank of Australia, [address]

BY DRAFTS ON:                       Commonwealth Bank of Australia [address,
                                    marked "Refer to Manager", ***]

FACILITY AGREEMENT
--------------------------------------------------------------------------------

PAYABLE AT:                         Sight [or, in the case of drafts drawn in
                                    [Other Currency] days after sight]

ENFACED: "Drawn under Commonwealth Bank of Australia Irrevocable Standby Letter of Credit No.
                                    .............. dated............., ........"

RETURNABLE TO:                      Commonwealth Bank of Australia

ISSUED IN                           [Details of Secured Financing] (the "Secured
CONNECTION WITH:                    Financing")



Drafts drawn under this Letter of Credit must be payable to the credit of an account in the name of the Beneficiary, must be delivered to the address at which this Letter of Credit is expressed to be available, at or before 3 p.m. (at the time where the relevant Borrower is located) on the expiry date specified above and be accompanied by a statutory declaration stating that:-

         (a) the declarants are two officers of the Beneficiary, making the declaration on behalf of the Beneficiary;

         (b) the declarants have authority to make the statutory declaration on behalf of the Beneficiary;

         (c)      the statutory declaration is made pursuant to the terms of
                  Letter of Credit No. ...................;

         (d) the amount claimed is not more than the maximum aggregate amount available under that Letter of Credit;

         (e) the amount claimed represents an amount or amounts remaining unpaid to the Beneficiary in respect of the Secured Financing in accordance with arrangements made between the Beneficiary and [the relevant Borrower] ; and

         (f) demand for payment of such amount has been made by the Beneficiary on [the relevant Borrower] and such demand remains unsatisfied.

The amount of this Letter of Credit will automatically reduce by the amount of all drawings [after all drawings which have been made in [Other Currency] have been notionally converted into [currency of credit] at the Exchange Rate. The [Other Currency] equivalent amount will also reduce by the aggregate amount of all drawings notionally converted, to the extent necessary, into [Other Currency] at the Exchange Rate].

[Commonwealth Bank of Australia agrees that drafts drawn under this Letter of Credit may, if so requested by the Beneficiary in its draft, be payable in [Other Currency]. Despite the foregoing, Commonwealth Bank of Australia will only be obliged to comply with that request if:

(i) it has in immediately available funds the requested amount of [Other Currency];

FACILITY AGREEMENT
--------------------------------------------------------------------------------

(ii) all necessary government and governmental exchange and other authorities and approvals for the payment of that amount have been obtained and are in full force and effect; and

(iii) it would not be illegal or impracticable for it to make the requested payment.

If (i), (ii) or (iii) above applies in relation to the requested payment, Commonwealth Bank of Australia will promptly notify the Beneficiary and will discuss with the Beneficiary any alternative means of effecting the payment. If no alternative means are agreed within 2 days after that notice, then Commonwealth Bank of Australia shall immediately pay to the Beneficiary an amount in [US$/A$/[pound]/EUR/NZ$] which is the equivalent of the amount of requested [Other Currency] notionally converted into that currency at the Exchange Rate].

There is no responsibility on the part of Commonwealth Bank of Australia to investigate the authenticity of the declarations or the declarant's capacity or entitlement to make the statutory declaration.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Brochure No. 500.

Commonwealth Bank of Australia engages with the Beneficiary that drafts drawn under and in compliance with the terms of this Letter of Credit will be paid on presentation to Commonwealth Bank of Australia.



For and on behalf of Commonwealth Bank of Australia




 .......................                 ........................................
Authorised Signatory                    Authorised Signatory



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FACILITY AGREEMENT
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ANNEXURE G

EURO DRAWDOWN NOTICE
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To:      Commonwealth Bank of Australia[         ]

MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE

We refer to the Facility Agreement dated 10 May 1991 (the "Facility Agreement").

Under Clause 10.1 of the Facility Agreement:

(1) we give you irrevocable notice that we wish to draw on [#] (the "Drawdown Date");

         [SUCH DATE IS TO BE A BUSINESS DAY]

(2)      the aggregate principal amount to be drawn is EUR[     ];

         [SUCH AMOUNT TO COMPLY WITH CLAUSE 2.1]

(3)      we request the following Segments:


FACILITY                        PRINCIPAL                      FUNDING
                                AMOUNT                         PERIOD

Euro Cash Advance               *                              **

Facility

--------------------
*        Principal Amount must comply with Clause 10.1.
**       Funding Periods to comply with Clause 4.

(4)      we request that the proceeds be remitted to account number           at
                    ;

(5) we acknowledge that pursuant to Clause 3.4 of the Trust Deed the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.



For and on behalf of
[FBG TREASURY (EUROPE) B.V./ FBG TREASURY (UK) PLC]



By:
[Authorised Officer]
Dated:
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FACILITY AGREEMENT
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ANNEXURE H

VERIFICATION CERTIFICATE
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To:      Commonwealth Bank of Australia

MULTIPLE OPTION FACILITY AGREEMENT

I [name] am a [director]/[secretary] of [SPECIFY BORROWER/FOSTER'S BREWING
GROUP] [(ACN*)]of [             ] (the COMPANY).

I refer to the Facility Agreement (the FACILITY AGREEMENT) dated 10 May 1991 as amended between you as Lender, the Company, Foster's Brewing Group and others.

Expressions defined in the Facility Agreement bear the same meaning when used in this Certificate.

I CERTIFY as follows:

1. Attached to this Certificate are true, complete and up to date copies of each of the following:

         (a) the [Memorandum and Articles of Association/articles of association/Constitution/Articles of Incorporation] of the Company (marked "A");

         (b) a duly executed power of attorney granted by the Company for the purpose of permitting the execution on behalf of the Company of the Facility Agreement (marked "B"). Such power of attorney has not been revoked by the Company and remains in full force and effect; and

         (c) an extract from minutes of meetings of the directors or of a committee of directors of the Company approving execution, delivery and performance by the Company of the Facility Agreement, appointing attorneys for the purpose of execution of the Facility Agreement, and appointing Authorised Officers of the Company for the purpose of the Facility Agreement (marked "C"). Such resolutions have not been amended, modified or revoked and are in full force and effect.

2. The signatures set out in Schedule 1 are true copies of the signatures of the Authorised Officers of the Company who have been authorised to give notices, certificates and communications under or in connection with the Facility Agreement and are the persons who have been authorised to sign the Facility Agreement.


BY:
DIRECTOR/SECRETARY
Dated: